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                             CO-OPERATION AGREEMENT

         THIS AGREEMENT is made as of the 23rd day of August, 2002 (the "Effective Date") between ADB SYSTEMS INTERNATIONAL INC. ("ADB"), ADB SYSTEMS INTERNATIONAL LTD. ("NEW ADB"), a corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, and THE BRICK WAREHOUSE CORPORATION ("THE BRICK"), a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2.

BACKGROUND:

1.   ADB is the registered owner of the url @ www.bid.com and the DYN@MIC SELLER
(TM) proprietary software which is used for the purposes of conducting on-line retail sales. The DYN@MIC SELLER(TM) proprietary software is state of the art and provides for sales through fixed price, top bid (ascending) and dutch (descending) auctions.

2. The Brick is Canada's largest volume retailer of home furnishings, mattresses, bedding, appliances, televisions, video recorders, stereo equipment and computers, and presently operates an on-line website through www.thebrick.com.

3. The parties wish to jointly develop a profitable venture utilizing the retail business of ADB and taking advantage of the synergies between ADB's experience in the retail sector and technological expertise, together with The Brick's retail experience and off-line presence, thus creating incremental revenue streams for the parties and establishing a venture which would be mutually beneficial to the parties.

         NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

1.1      DEFINITIONS.

         In this Agreement, unless the context otherwise requires, each capitalized term shall have the meanings indicated below.

"ADB ASSETS" means those assets of ADB which are not Bid.Com Assets.

"ADB COMMON SHARES" means common shares in the capital of ADB.

"ADB ESOP" means ADB's 1999 Stock Option Plan, as amended.

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"ADB LIABILITIES" means those Liabilities of ADB which are not Bid.Com
Liabilities and includes, without limitation, those liabilities identified in subsections 3.2(c)(i) to (v) inclusive.

"AGREEMENT" means this Co-Operation Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof; "hereof ", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; except where the context specifically requires, "Article" or "Section" means and refers to the specified article or section of this Agreement.

"ARRANGEMENT AGREEMENT" means the form of arrangement agreement between ADB and New ADB attached hereto as Schedule A.

"BID.COM" means ADB Systems International Inc., following completion of the Restructuring.

"BID.COM ASSETS" means those assets identified in Schedule B hereto.

"BID.COM LIABILITIES" means those liabilities identified in Schedule C hereto.

"BUSINESS DAY" means any day from Monday to Friday inclusive, except statutory or civic holidays observed in Toronto, Ontario or Edmonton, Alberta.

"CONFIDENTIAL INFORMATION" means all information relating to any Party or to such Party's business, products, sales, users, trade secrets, technology or financial position to which access is obtained or granted hereunder, which is treated by the disclosing Party as confidential provided, however, that Confidential Information of the disclosing Party shall not include any data or information which the receiving Party can demonstrate:

         (a) is or becomes publicly available through no fault of the receiving Party;

         (b) is already in the rightful possession of the receiving Party prior to its receipt from another Party;

         (c) is independently developed by the receiving Party, as proven by written documentation;

         (d) is rightfully obtained by the receiving Party from a third party not subject to an obligation of confidentiality;

         (e) is disclosed by the Receiving Party with the written consent of the disclosing Party whose information it is; or

         (f) is disclosed by the Receiving Party pursuant to court order or other legal compulsion, provided the receiving Party gives the disclosing Party prior notice of any such requirement to afford, if possible, the disclosing Party an opportunity to obtain a protective order.

"EFFECTIVE DATE" has the meaning attributed thereto on the face page of this Agreement.

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"EFFECTIVE TIME" has the meaning set out in Section 3.2.

"GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT" means the agreement between ADB and New ADB pursuant to which ADB transfers the ADB Assets to New ADB and New ADB assumes the ADB Liabilities, the form of which is attached as Schedule D hereto.

"LIABILITIES" means any indebtedness, obligation or liability of any kind (whether accrued, contingent or otherwise and whether due or to become due or asserted or unasserted).

"LOAN" has the meaning ascribed thereto in the Loan Agreement.

"LOAN AGREEMENT" means the loan agreement dated the date hereof between The Brick, as lender, and ADB and New ADB, as borrower.

"MANAGEMENT INFORMATION CIRCULAR" means the management circular of ADB to be prepared in accordance with applicable corporate and securities legislation and mailed to the shareholders of ADB in connection with the Special Meeting.

"NEW ADB COMMON SHARES" means common shares in the capital of New ADB.

"PARTIES" means ADB and The Brick and "Party" means any one of them.

"PERSON" includes an individual, company, corporation, partnership, government or government agency, authority or entity howsoever designated or constituted.

"PLAN OF ARRANGEMENT" means the plan of arrangement attached as Appendix 1 to the Arrangement Agreement.

"RESTRUCTURING" means the completion of the transactions contemplated by the Arrangement Agreement.

"SCHEDULES" means the following schedules annexed to this Agreement, and such other schedules as the Parties may append by mutual agreement, evidenced by their initialing of same:

         Schedule A     -  Arrangement Agreement
         Schedule B     -  Bid.Com Assets
         Schedule C     -  Bid.Com Liabilities
         Schedule D     -  General Assignment and Assumption Agreement
         Schedule E     -  Supply, Services and License Agreement

"SPECIAL MEETING" means the special meeting of the shareholders of ADB, to be called to approve the Restructuring.

"SUPPLY, SERVICES AND LICENSE AGREEMENT" means the supply, services and license agreement attached as Schedule E hereto.

"TERM" has the meaning set out in Section 6.1.

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"TRANSACTION DOCUMENTS" has the meaning defined in the Loan Agreement among the parties hereto of even date herewith.

1.2      HEADINGS.

         The use of headings in this Agreement is for convenience of reference only and shall not affect its interpretation.

1.3      EXTENDED MEANINGS.

         Words expressed in the singular include the plural and vice-versa and words in one gender include all genders.

1.4      ENTIRE AGREEMENT.

         The Transaction Documents, and any agreements or other documents to be delivered pursuant to any Transaction Document, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, oral or written between the Parties. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Agreement, the Transaction Documents, or in the agreements or other documents to be delivered pursuant hereto.

1.5      INVALIDITY.

         If in any jurisdiction a provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein, or of such provision in any other jurisdiction shall not be affected or impaired thereby.

                                   ARTICLE II

                             PROCESS OF CO-OPERATION

2.1      PREPARATORY TRANSACTION STEPS

         ADB shall forthwith commence the Restructuring, in accordance with the terms of Article III hereof, conditional upon the completion of the First Advance and the Expenses Advance pursuant to the Loan Agreement.

2.2      UNDERTAKING OF BID.COM

         As a result of the Restructuring, ADB will divest itself of the ADB Assets and will focus its undertaking exclusively to selling and marketing retail consumer goods on-line through the www.bid.com and www.thebrick.com websites (the "Sites"), in accordance with the terms of this Co-Operation Agreement and appended Schedules. Subject to the terms and conditions of the Supply, Services and License Agreement, (i) in conducting its activities, Bid.com will use

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exclusively the technology, supplies and services provided by New ADB and The
Brick in accordance with the terms thereof; (ii) Bid.com will assume responsibility for the operation of the Sites and will list products for auction and fixed price sales and post all other content for the Sites; and (iii) Bid.com will be the seller of record of products sold through the Sites.

2.3      ADB LICENSE AND SERVICES

         In accordance with and subject to the terms of the Supply, Services and License Agreement, New ADB will license to Bid.com use of its proprietary consumer sales software and auction platform, and will provide Bid.com with the necessary customization and implementation services and on-going technical support services in order to provide Bid.com with the web-based platform necessary to operate its on-line fixed price and auction retail venture.

2.4      THE BRICK'S SUPPLIES AND SERVICES

         In accordance with and subject to the terms of the Supply, Services and License Agreement, The Brick will provide to Bid.com access to a supply channel of consumer products and related accessories to be marketed through the Sites, together with support services and use of related property including product data and information, use of The Brick's product fulfillment and payment systems, retail support, aftersale services and customer service.

2.5      LOAN BY THE BRICK

         In order to enable ADB to proceed with the Restructuring and to provide funds for future operations, The Brick shall enter into the Loan Agreement whereby it shall agree to lend ADB $2,000,000 on the terms and conditions set out therein. Amounts owing under the Loan Agreement shall be secured by the security contemplated by the Loan Agreement.

                                   ARTICLE III

                       IMPLEMENTATION OF THE RESTRUCTURING

3.1      MANAGEMENT INFORMATION CIRCULAR

         (1) ADB covenants and agrees to forthwith commence preparation of the Management Information Circular seeking the approval of its shareholders to the Restructuring at the Special Meeting and describing the terms and conditions upon which the Restructuring will be implemented. ADB agrees that the Management Information Circular will describe tax implications of the Restructuring to shareholders of ADB resident in Canada, the United States and Norway.

         (2) The Brick will not be required to provide any representations and warranties to ADB or to any other person in connection with any disclosure made by ADB in connection with the Restructuring or the Management Information Circular and ADB and New ADB shall indemnify and hold harmless The Brick for any claim made against The Brick, its affiliates and their respective directors, officers and employees with respect to any third party claim made against The Brick in connection with such disclosure.

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         (3) New ADB covenants and agrees to take all necessary actions at its sole expense, including, without limitation, making applications to applicable securities regulatory authorities, to ensure that Old ADB ceases to be a reporting issuer or the equivalent thereof in each jurisdiction where it maintains such status as of the Effective Time.

3.2      TRANSACTION STEPS

         The Restructuring will be carried out in accordance with the Arrangement Agreement. As part of the Restructuring, the following shall occur and be deemed to occur without further act or formality in the following order as at 12:01 a.m. on the date of the issuance of a certificate and articles of arrangement by the Ontario Ministry of Consumer and Business Affairs (the "Effective Time"):

         (a) each ADB Common Share (other than such shares held by dissenting shareholders) shall be and be deemed to be exchanged with New ADB for the sole consideration of one New ADB Common Share;

         (b) pursuant to the General Assignment and Assumption Agreement, ADB will transfer all of the ADB Assets to New ADB, some of which will constitute a return of capital and some of which will be in consideration of the assumption of ADB liabilities and New ADB will assume, fulfill and perform all of the ADB Liabilities. The transaction will be approved by the court pursuant to the Bulk Sales Act. Upon such transfer:

                  (i) New ADB shall be liable for the obligations of ADB (including any obligations that may arise under any permit or agreement) under the ADB Liabilities existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time;

                  (ii) New ADB shall be liable for the obligations of ADB to dissenting shareholders of ADB, if any;

                  (iii) any existing cause of action, claim or liability to prosecution of or affecting ADB shall be assumed by New ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time;

                  (iv) a civil, criminal or administrative action or proceeding pending by or against ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be continued to be prosecuted by or against New ADB;

                  (v) a conviction against ADB immediately before the Effective Time may be enforced against New ADB or a ruling, order or judgement in favour of or against ADB existing immediately before the Effective Time or that arises

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                           after the Effective Time in respect of facts or
                           circumstances in existence immediately prior to the Effective Time shall be enforced by or against New ADB;

                  (vi) the registered office of New ADB shall be located in Mississauga, Ontario;

                  (vii) the articles of New ADB shall be the substantively same as the articles of ADB;

                  (viii) the number of directors of New ADB shall be a minimum of 3 and a maximum of 15, the actual number of directors within the minimum and maximum number to be determined from time to time by resolution of the directors of New ADB;

                  (ix) the initial directors of New ADB shall be John Mackie, Mark Wallace and Jeff Lymburner, until their respective successors have been duly elected or appointed;

                  (x) the initial by-laws of New ADB shall be the by-laws of ADB in effect immediately before the Arrangement becomes effective, to be supplemented, amended or repealed in accordance with the provisions of the Act relating to the making, amending and repealing of by-laws;

         (c)      New ADB shall adopt the ADB ESOP;

         (d) each ADB option, whether vested or not vested, exercisable for shares of ADB Common Shares outstanding at the Effective Time shall, at the Effective Time, be exchanged for a New ADB option having the same terms and conditions and subject to the ADB ESOP, and the obligations of ADB under the ADB ESOP shall thereafter terminate;

         (e) each ADB warrant, whether vested or not vested, outstanding prior to the Effective Time shall, be exchanged for a New ADB warrant having the same terms and conditions following which the exchanged ADB warrants shall be null and void; and

         (f) the ADB convertible debt outstanding prior to the Effective Time shall be exchanged for New ADB convertible debt on the same terms and conditions following which the exchanged ADB debt shall be null and void.

3.3      TIMING OF THE RESTRUCTURING

         ADB agrees to prepare and mail, in accordance with applicable corporate and securities laws, the Management Information Circular to the shareholders of ADB by no later than September 15,2002, for a Special Meeting no later than October 22,2002. The Parties shall use their reasonable commercial efforts to ensure that the Restructuring shall be coordinated to take effect by no later than October 31, 2002.

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3.4      INPUT BY THE BRICK

         The Brick shall be entitled to receive and comment on drafts of the Management Information Circular and approve the final form thereof and all related public disclosure documentation prior to completion. The Brick shall not withhold or delay its comments or approval unreasonably.

3.5      DIRECTORS OF ADB

         From and after the Effective Time, (i) the board of directors of ADB shall consist of five (5) members, and (ii) The Brick will be entitled to nominate two (2) directors. The Brick shall exercise its right to nominate director(s) by written notice to New ADB (a "Director Notice"). New ADB shall cause such nominee or nominees, as applicable, to be appointed or elected within 10 days of receipt by New ADB of a Director Notice. No meeting of the directors of ADB shall be held unless The Brick's nominees are present, unless at least 48 hours prior written notice thereof has been sent to such nominees.

                                   ARTICLE IV

                                 GENERAL MATTERS

4.1      CONFIDENTIALITY.

         Each Party, on behalf of its advisors, agents, employees and subcontractors (hereinafter in this section, the "Receiving Party") covenants with the other Party (hereinafter in this section, the "Disclosing Party") that it shall keep confidential the Confidential Information of the Disclosing Party to which the Receiving Party obtains access as a consequence of entering into this Agreement and that it will take all reasonable precautions to protect such Confidential Information from any use, disclosure or copying except as expressly authorized by this Agreement. This section shall survive the termination of the Agreement. Upon termination of this Agreement, the Receiving Party shall, at the choice of the Disclosing Party, either return to the Disclosing Party or destroy all copies or partial copies of Confidential Information of the Disclosing Party in any form which is in the possession of the Receiving Party or under its control, and certify that all such Confidential Information has been returned or otherwise destroyed, as rendered irrecoverable.

4.2      PUBLIC ANNOUNCEMENTS.

         The Parties agree to jointly plan and coordinate a public announcement of the transactions contemplated by this Agreement and to release it on the next business day following execution of this Agreement. All other public announcements or advertisements using the Parties' names or concerning the transaction contemplated in this Agreement will be jointly planned coordinated and approved by the Parties and no Party will act unilaterally in issuing either the initial or subsequent announcements without the prior written approval of the other Party except where required to do so by law or by the applicable regulations or policies of any governmental or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with others is not possible.

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                                    ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES

5.1      REPRESENTATIONS AND WARRANTIES

         Each of the Parties represents and warrants to each other that:

         (a) it is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

         (b) the execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with or result in a breach of any of the terms, conditions or provisions of its articles or by-laws, any law or regulation or any contractual restriction binding on or affecting it or its properties; and

         (c) this Agreement has been duly executed and delivered and is an enforceable obligation of it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

                                   ARTICLE VI

                             DEFAULT AND TERMINATION

6.1      TERM.

         This Agreement shall commence on the Effective Date and shall continue, subject to early termination in accordance with the terms hereof, until the earlier of (a) the acquisition by The Brick of all of the issued and outstanding shares in the capital of ADB pursuant to the Loan Agreement or the Loan is repaid or otherwise satisfied in full; and (b) the first anniversary of the date of execution of this document. Thereafter, the Agreement shall be extended or renewed only upon mutual agreement of the Parties (the "Term").

6.2      TERMINATION.

         (1) This Agreement and the rights and obligations of each Party contained herein may be terminated by one Party giving notice to the other Parties forthwith upon the happening of any of the following events of default:

         (a) by The Brick to the other Parties upon the happening of an event of default under the Loan Agreement in circumstances where The Brick determines to exercise its remedies in respect of the occurrence of such default;

         (b) by any non-defaulting Party to the other Parties if a Party fails to perform or observe any of its obligations or covenants under this Agreement and such failure

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                  continues unremedied for a period of thirty (30) days
                  following notice thereof (giving particulars of the failure in reasonable detail);

         (c) by The Brick to the other Parties if ADB and New ADB fail to complete the Restructuring on or before October 31, 2002; and

         (d) by The Brick to the other Parties if The Brick demands payment of the Loan in accordance with the provisions of the Loan Agreement.

(2) If an event of default under Section 6.2 (1) occurs (after taking into account any applicable cure period), the non-defaulting Party may on 10 days notice to the defaulting Party, terminate this Agreement. The provisions of this section as to termination do not limit or restrict the rights of either Party, to seek other remedies or take measures that may be otherwise available to it at law or equity in connection with the enforcement and performance of obligations under this Agreement.

6.3      SURVIVAL.

The terms of Articles 4.1,4.2 and Article VII shall survive any termination or expiry of this Agreement and shall continue in force thereafter for the period contemplated by the Agreement. Other provisions of this Agreement which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to so survive shall survive termination or expiry of this Agreement until they are satisfied or by their nature expire.

                                   ARTICLE VII

                               DISPUTE RESOLUTION

7.1      DISPUTE RESOLUTION PROCESS.

         If any dispute, disagreement, controversy or claim (a "Dispute") arises out of or relating to this Agreement including, without limitation, its application, interpretation, performance, breach, termination, enforcement or damages, or remedies arising out of the breach of or non-compliance therewith, the Dispute shall be referred immediately to the senior finance executive for each Party. For the purposes of this Section 7.1, "senior finance executive" means, in the case of THE BRICK, the Chief Financial Officer of THE BRICK, and in the case of NEW ADB and ADB, the President of NEW ADB. If the Dispute remains unresolved after 10 days of having been referred to such senior executives, then the Parties shall proceed as set out below.

         All Disputes and claims arising out of this Agreement shall be finally determined by arbitration to be commenced and conducted in the English language in Toronto, Ontario, Canada in accordance with the rules of the Arbitration Act, 1991 (Ontario) as amended hereby. The parties agree that:

         (a) the parties shall agree on a single arbitrator (who shall be trained as a professional arbitrator with expertise in commercial and corporate law) within ten (10) days of notice of reference to arbitration, failing which either party may apply to a court of competent jurisdiction in the Province of Ontario to appoint an arbitrator with the foregoing qualifications;

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         (b)      the arbitration shall be held in private and no person except the parties and their respective representatives and witnesses shall be present unless authorized by the arbitrator;

         (c) subject to the provisions of this Section 7.1, the parties will agree, in consultation with the arbitrator, on the rules of the arbitration. Absent such agreement, the arbitrator will be entitled to establish the procedures to be followed, provided that in doing so, the arbitrator shall be guided by the parties' mutual intention that such procedures should be designed to expedite the proceedings and minimize to the extent practicable the expenses for the parties;

         (d) the arbitration award shall be final and binding on the parties and shall not be subject to any appeal (those provisions of the Arbitration Act, 1991 (Ontario) necessary to achieve such result are hereby expressly excluded);

         (e) the costs of the arbitration shall be in the discretion of the arbitrator;

         (f) judgment upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be;

         (g) the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 15 days of the submission of the Dispute to arbitration;

         (h) all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario; and

         (i) the parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

                                  ARTICLE VIII

                                     GENERAL

8.1      NOTICE.

         Any notice or other communication (a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

         (a)      delivered by overnight courier service; or

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         (b)      sent by facsimile transmission or other electronic
communication;

in the case of a Notice to The Brick addressed to The Brick at:

                  The Brick Warehouse Corporation
                  16930 - 114 Avenue
                  Edmonton, Alberta
                  T5M 3S2

                  Attention: Mr. Ron Tweddle,
                             Chief Financial Officer

                  Fax No.:   (780) 454-0969

with a copy to:

                  McCarthy Tetrault LLP
                  Box 48, Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto, ON M5K 1E6

                  Attention: Jonathan Grant

                  Fax No.:   (416) 868-0673

and in the case of a Notice to ADB or New ADB addressed to it at:

                  c/o ADB Systems International Inc.
                  201 - 6725 Airport Road
                  Mississauga, Ontario
                  L4V 1V2

                  Attention: Mr. John Mackie
                             General Counsel

                  Fax No.:   (905) 672-7514

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with a copy to:

                  Gowling Lafleur Henderson LLP
                  Suite 5800
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 3Z7

                  Attention: Mr. David Pamenter

                  Fax No.:   (416) 863-3611

         Any Notice given or made in accordance with this Section 8.1 shall be deemed to have been given or made and to have been received on the next Business Day after it was delivered, if delivered as aforesaid.

         Either Party may from time to time change its address for notice by giving Notice to other Party in accordance with the provisions of this Section 8.1.

8.2      ASSIGNMENT.

         Neither ADB nor New ADB may assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of The Brick. Any purported assignment made by ADB or New ADB without required consent is void and of no effect. The Brick may assign its rights and obligations under this Agreement, in whole or in part, without the consent of ADB or New ADB provided The Brick gives written notices to ADB and New ADB prior thereto. No assignment of this Agreement shall relieve either Party from any obligation under this Agreement.

8.3      BINDING ON SUCCESSORS.

         This Agreement shall ensure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

8.4      FURTHER ASSURANCES.

         Each Party agrees that upon the written request of the other Party, it will do all such acts and execute all such further documents, assignments, and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other Party hereto may from time to time reasonably request be done and/or executed as may be reasonably necessary or desirable to give effect to this Agreement.

8.5      INDEPENDENT CONTRACTORS.

         It is understood and agreed that in giving effect to this Agreement, no Party shall be or be deemed a partner, agent or employee of the other Party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement

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shall constitute a partnership or a joint venture between the Parties. No Party shall have the right to enter into contracts or pledge the credit of or incur expenses of liabilities on behalf of the other Party.

8.6      WAIVER.

         A waiver by a Party hereto of any of its rights hereunder or of the performance by the other Party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the Party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other Party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations so waived. No waiver shall be effective or binding upon a Party unless the same shall be expressed in writing and executed by the Party to be bound.

8.7      INTERPRETATION.

         This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which Party drafted the Agreement being applied in favour or against either Party.

8.8      AMENDMENT.

         No amendment of any provision of this Agreement shall be effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by an authorized signing officer of ADB and an authorized signing officer of The Brick.

8.9      GOVERNING LAW.

         This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract. For the purposes of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and each of the parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

8.10     TIME OF THE ESSENCE.

         Time is of the essence of this Agreement.

8.11     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

         IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           BY: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                               Name:
                                               Title:

                                           ADB SYSTEMS INTERNATIONAL LTD.

                                           BY: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                               Name:
                                               Title:

                                           THE BRICK WAREHOUSE CORPORATION

                                           BY: /s/ [ILLEGBLE]
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                              ARRANGEMENT AGREEMENT

         THIS ARRANGEMENT AGREEMENT dated as of the 23rd day of August, 2002

B E T W E E N:

                          ADB SYSTEMS INTERNATIONAL INC., a corporation Amalgamated pursuant to the provisions of the Business Corporations Act
                          (Ontario)
                          (hereinafter referred to as ("ADB")

                                                             OF THE FIRST PART

                          - and -

                          ADB SYSTEMS INTERNATIONAL LTD.,
                          a corporation incorporated
                          pursuant to the provisions
                          of the Business Corporations Act (Ontario)
                          (hereinafter referred to as ("New ADB")

                                                             OF THE SECOND PART

                  BACKGROUND:

1. The sole shareholder of New ADB has approved the Arrangement in accordance with the provisions of the OBCA;

2. ADB proposes to convene a meeting of its shareholders to, among other things, authorize and approve the Arrangement in accordance with the provisions of the OBCA; AND

3. Upon the Arrangement becoming effective, the shareholders of ADB will become the direct owners of all of the outstanding New ADB Shares and will cease to hold any shares in ADB in accordance with the provisions of this Agreement;

                  NOW THEREFORE, in consideration of the premises and the respective covenants and agreement herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

         (a) "ADB CONVERTIBLE DEBT" means certain secured convertible debt of ADB due December 21, 2004 having AN aggregate principal amount of $1,000,000 and evidenced by promissory notes issued in series, namely Series A, Series B, Series C and Series D;

         (b) "ADB OPTIONS" means options in favour of directors, officers, employees and other service providers to purchase ADB Shares as more particularly described in the Information Circular and issued pursuant and subject to the ADB Stock Option Plan;

         (c) "ADB SHARES" means the issued and outstanding common shares of ADB and common shares of ADB that are allotted pursuant to the Subordinate Notes, as the same are constituted on the date hereof;

         (d) "ADB STOCK OPTION PLAN" means the incentive stock option plan adopted by, as amended from time to time, and approved by its shareholders which is in effect at the date hereof and more particularly described in the Information Circular;

         (e) "ADB WARRANTS" means warrants to purchase up to 2,170,100 ADB Shares which are issued and outstanding on the date hereof and are more particularly described in the Information Circular;

         (f) "AGREEMENT" means this arrangement agreement including the exhibits hereto as the same may be supplemented or amended from time to time;

         (g) "ARRANGEMENT" means the arrangement proposed to be effected under the provisions of Section 182 of the OBCA on the terms set out in the Plan of Arrangement;

         (h) "BUSINESS DAY" means any day from Monday to Friday, inclusive except statutory or civic holidays observed in Toronto, Ottawa or Edmonton, Alberta which is not a Saturday, Sunday or statutory holiday;

         (i) "CHARTER DOCUMENTS" of any corporation means the articles and by-laws of such corporation;

         (j)      "CORPORATIONS" means ADB and New ADB collectively;

         (k)      "COURT" means the Ontario Superior Court of Justice;

         (l) "EFFECTIVE DATE" means the effective date of the Arrangement pursuant to the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

         (m)      "EFFECTIVE TIME" has the meaning set out in Section 2.1;

         (n) "FINAL ORDER" means the final order of the Court approving the Arrangement;

         (o) "INFORMATION CIRCULAR" means the management information circular of ADB to be sent to the shareholders of ADB in connection with the Meeting;

         (p)      "INTERLOCUTORY ORDER" means the interim order of the Court;

         (q) "MEETING" means the special meeting of the shareholders of ADB to be held to consider and, if deemed advisable, to approve the Arrangement;

         (r) "MRRS RELIEVING ORDER" means an order of the Ontario Securities Commission as primary regulator under the Mutual Reliance and Review System of the Canadian Securities Administrators which order shall be applicable in such jurisdictions of Canada as counsel for ADB deems necessary or advisable which order shall:

                  (i) deem New ADB to be a reporting issuer in Ontario pursuant to section 83.1 of the Securities Act (Ontario); and

                  (ii) deem New ADB to be a qualifying issuer on and as of the Effective Date written in the meaning of Multilateral Instrument 45-102.

         (s) "NEW ADB CONVERTIBLE DEBT" means convertible secured debt of New ADB to be exchanged for and having the same denomination, terms and conditions as the ADB Convertible Debt;

         (t) "NEW ADB OPTIONS" means options to purchase new New ADB Shares to be exchanged for and having the same terms and conditions as the ADB Options. New ADB Options will be issued pursuant and subject to the New ADB Stock Option Plan;

         (u) "NEW ADB SHARES" means the common shares which New ADB is authorized to issue, as the same are constituted on the date hereof.

         (v) "NEW ADB STOCK OPTION PLAN" means the incentive stock option plan to be adopted by New ADB and having the same terms and conditions as the ADB Stock Option Plan;

         (w) "NEW ADB WARRANTS" means warrants to purchase new ADB Shares to be exchanged for and having the same terms and conditions as the ADB Warrants;

         (x) "OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

         (y) "PERSON" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

         (z) "PLAN OF ARRANGEMENT" means the plan of arrangement attached to this Agreement as Exhibit A, as it may be amended from time to time;

         (aa) "SUBSIDIARY" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary; and

         (bb) "SUBORDINATE NOTES" means (i) the convertible secured notes (including but not limited to Series A, Series B and Series C) issued to Stonestreet Limited Partnership by ADB pursuant to a subscription agreement dated as of August 30, 2002; (ii) the convertible secured notes (including but not limited to Series
                  D) issued to Greenwich Growth Fund Ltd. by ADB pursuant to a subscription agreement dated as of August 30, 2002; and (iii) the convertible secured notes issued to subscribers other than Greenwich Growth Fund Ltd. by ADB for an amount not greater than $300,000.

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADING: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of the headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the exhibit hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.3 NUMBER AND GENDER: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

SECTION 1.4 DATE FOR ANY ACTION: In the event that any date on which any action is required to be taken hereunder by any of the Corporations is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

SECTION 1.5 MEANING: Words and phrases used and not defined herein and defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

SECTION 1.6 EXHIBITS: The following exhibits are attached to this Agreement and shall be deemed to be incorporated in and form part hereof:

Exhibit     Title
-------     -----
EXHIBIT A   PLAN OF ARRANGEMENT

EXHIBIT B   GENERAL CONVEYANCE AND ASSUMPTION
            AGREEMENT

                                    ARTICLE 2

                                 THE ARRANGEMENT

SECTION 2.1 ARRANGEMENT AND RELATED TRANSACTIONS: The Corporations agree that as at 12:01 am on the Effective Date (the "Effective Time") the following will occur and shall be deemed to occur in the following order on the terms and subject to the conditions contained in this Agreement:

         (a) Each ADB Common Share (other than such shares held by dissenting shareholders) shall be and be deemed to be exchanged with New ADB for the sole consideration of one New ADB Common Share;

         (b) pursuant to a general assignment and assumption agreement made as of the date hereof between ADB and New ADB and attached as Exhibit B, ADB will transfer all of the ADB Assets (as defined in such agreement) to New ADB in part as a return of capital and in part as in consideration of the assumption of ADB Liabilities and New ADB will assume, fulfill and perform all of the ADB Liabilities (as defined in such agreement). The transaction will be approved by the Court pursuant to the Bulk Sales Act. Upon such transfer:

                  (i) New ADB shall be liable for the obligations of ADB (including any obligations that may arise under any permit or agreement) under the ADB Liabilities existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time;

                  (ii) any existing cause of action, claim or liability to prosecution of or affecting ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be assumed by New ADB;

                  (iii) New ADB shall be liable for the obligations of ADB to dissenting shareholders, if any;

                  (iv) a civil, criminal or administrative action or proceeding pending by or against ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be continued to be prosecuted by or against New ADB;

                  (v) a conviction against ADB immediately before the Effective Time may be enforced against New ADB or a ruling, order or judgment in favour of or against ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be enforced by or against New ADB;

                  (vi) the registered office of New ADB shall be located in Mississauga, Ontario;

                  (vii) the articles of New ADB shall be substantively the same as the articles of ADB;

                  (viii) the number of directors of New ADB shall be a minimum of 3 and a maximum of 15, the actual number of directors within the minimum and maximum number to be determined from time to time by resolution of the directors of New ADB;

                  (ix) the initial directors of New ADB shall be nominees of ADB until their respective successors have been duly elected or appointed; and

                  (x) the initial by-laws of New ADB shall be the by-laws of ADB in effect immediately before the Effective Time, to be supplemented, amended or repealed in accordance with the provisions of the Act relating to the making, amending and repealing of by-laws;

         (c)      New ADB shall have adopted the New ADB Stock Option Plan;

         (d) each ADB Option, whether vested or not vested, outstanding on the Effective Date shall be exchanged at the Effective Time for a New ADB Option having the same terms and conditions and subject to the New ADB Stock Option Plan. The obligations of ADB under the ADB Stock Option Plan shall thereafter terminate;

         (e) each ADB Warrant, whether vested or not vested, outstanding immediately prior to the Effective Date shall be exchanged for an New ADB Warrant having the same terms and conditions following which the ADB Warrants shall be null and void;

         (f) the ADB Convertible Debt outstanding immediately prior to the Effective Time shall be exchanged for New ADB Convertible Debt having the same terms and conditions following which the ADB Convertible Debt shall be null and void; and

         (g) the articles of amalgamation of ADB shall be amended as follows:

                  (i) to change the name of ADB to Bid.Com International Ltd. or such other name as may be permitted under the OBCA;

                  (ii) to delete the authorized Preference Shares (as defined in such articles), the terms and conditions attaching to such Preference Shares and the restrictions on transfer of such Preference Shares; and

                  (iii) to add transfer restrictions and limits on the number of shareholders.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE ADB: ADB hereby represents and warrants to and in favour of New ADB that:

         (a) ADB has been duly incorporated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carryon business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

         (b) As of the date hereof, the issued and outstanding share capital of ADB consists of 41,583,628 ADB Shares, all of which are outstanding as fully paid and non-assessable shares;

         (c) The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of ADB and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of ADB, enforceable in accordance with its terms;

         (d) ADB does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating ADB to issue any additional shares, or other securities, except the ADB Warrants, the ADB Options and the ADB Convertible Debt, particulars of which are disclosed in the Information Circular;

         (e) Except as described in the Information Circular, there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of ADB, instituted, pending or, to the knowledge of ADB, threatened against or affecting ADB at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any securities commission, stock exchange or arbitrator, nor is there any judgment, order decree or award of any court or other governmental or regulatory authority having jurisdiction, obtained, pending or, to the knowledge of ADB, threatened, against ADB, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of ADB;

         (f) The business of ADB is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

         (g) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or by the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to ADB and do not conflict with any of the terms, conditions or provisions of the Charter Documents of ADB.

SECTION 3.2 REPRESENTATIONS AND WARRANTS OF NEW ADB: New ADB hereby represents and warrants to and in favour of ADB that:

         (a) New ADB has been duly incorporated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

         (b) As of the date hereof the issued and outstanding share capital of New ADB consists of one (1) New ADB Shares, all of which are outstanding as fully paid and non-assessable;

         (c) New ADB has, or will have before the Effective Date taken all necessary corporate action to authorize the New ADB Stock Option Plan and the grant of Options to purchase New ADB Shares thereunder in exchange for the ADB Options in accordance herewith and as described in the information Circular;

         (d) New ADB has, or will have before the Effective Date taken all necessary corporate action to create and authorize the issue of the New ADB Warrants in exchange for the ADB Warrants in accordance herewith and as described in the information Circular;

         (e) New ADB has, or will have prior to the Effective Date taken all necessary corporate action to authorize the creation and issue of the New ADB Convertible Debt in exchange for the ADB Convertible Debt hereunder and as described in the information Circular.

         (f) The execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of New ADB and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of New ADB enforceable in accordance with its terms;

         (g) New ADB does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating New ADB to issue any additional shares or other securities, except as contemplated herein and disclosed in the Information Circular;

         (h) There are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of New ADB instituted, pending, or, to the knowledge of New ADB, threatened against or affecting New ADB at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any securities commission, stock exchange or arbitrator, nor is there any judgment, order, decree or award of any court of other governmental or regulatory authority having jurisdiction, obtained, pending or, to the knowledge of New ADB, threatened against New ADB, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of nay material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of New ADB;

         (i) The business of New ADB is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

         (j) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both, violate any provision of any law or administrative regulation of any judicial or administrative order, award, judgment or decree applicable to New ADB and do not conflict with any of the terms, conditions or provisions of the Charter Documents of New ADB;

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1 COVENANTS OF ADB: ADB hereby covenants and agrees with New ADB as follows:

         (a) ADB will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the consummation of the transactions contemplated in this Agreement or in the Information Circular;

         (b) ADB will not alter or amend its Charter Documents as the same exist at the date of this Agreement, except as contemplated in the Information Circular;

         (c) Except as contemplated in the Information Circular, ADB will not enter into any transaction or incur any obligation if the same would have a material adverse effect on ADB or the Arrangement, other than in the ordinary course of business, except for transactions with or between and obligations to wholly-owned Subsidiaries of ADB;

         (d) ADB will convene the appropriate special shareholders' meeting on October 22, 2002, or on such other date as is in accordance with the Interlocutory Order and will solicit proxies to be voted at such meeting in favour of the approval of this Agreement, the Arrangement and the other matters incidental to the Arrangement and disclosed in the Information Circular;

         (e) ADB will, in a timely and expeditious manner, file the Information Circular in all jurisdictions where it is required to be filed and mail the same to its shareholders in accordance with applicable law and in accordance with the Interlocutory Order;

         (f) ADB will do all such other acts and things as may be necessary or required in order to give effect to the Arrangement and, without limiting the generality of the foregoing, ADB will use its best efforts to apply for and obtain:

                  (i) The approvals of the shareholders of ADB required for the implementation of the Arrangement;

                  (ii)     The MRRS Relieving Order; and

                  (iii)    The Final Order as provided in Section 4.4 hereof.

         (g) ADB will use all reasonable commercial efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the Effective Date.

SECTION 4.2 COVENANTS OF NEW ADB: New ADB hereby covenants and agrees with ADB as follows:

         (a) New ADB will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated this Agreement or in the Information Circular;

         (b) New ADB will not alter or amend its Charter Documents as the same exist at the date of this Agreement, except as contemplated in the Information Circular;

         (c) Except as contemplated in the Information Circular, New ADB will not enter into any transaction or incur any obligation if the same would have a material adverse effect on New ADB or the Arrangement other than in the ordinary course of business;

         (d) New ADB will do all such other acts and things as may be necessary or required in order to give effect to the Arrangement and, without limiting he generality of the foregoing, New ADB will use is best efforts to apply for and obtain,

                  (i) The approval of the sole shareholder of New ADB required for the implementation of the Arrangement;

                  (ii) The Final Order as provided in Section 4.4 hereof, and

                  (iii) Such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 5.1 hereof;

         (e) New ADB will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the Effective Date; and

         (f) New ADB covenants and agrees to take all necessary actions at its sole expense, including, without limitation, making applications to applicable securities and regulatory authorities, to ensure that Old ADB ceases to be a reporting issuer or the equivalent thereof in each jurisdiction where it maintains such status as of the Effective Time.

SECTION 4.3 INTERLOCUTORY ORDER AND FINAL ORDER: The Corporations acknowledge that ADB has applied to the Court pursuant to Section 182 of the OBCA the Interlocutory Order providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement. The Corporations covenant and agree that, if the approval of the Arrangement as set forth in the Interlocutory Order is obtained, they will thereafter jointly take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct and, as soon as practicable thereafter, and subject to compliance with any of the other conditions provided for in Article Five hereof and to the rights of termination in Article Six hereof, file, pursuant to Subsection 183
(1) of the OBCA, articles of arrangement to give effect to the Arrangement.

                                    ARTICLE 5

                                   CONDITIONS

SECTION 5.1 MUTUAL CONDITIONS PRECEDENT: The respective obligations of the Corporations to complete the transactions contemplated by this Agreement, including the Arrangement and to file articles of arrangement pursuant to Subsection 183(1) of the OBCA to give effect to the Arrangement shall be subject to the satisfaction of the following conditions, Subsection 5.l(e) of which may be waived by any of the Corporations in whole or in part without prejudice to the right of such Corporation to rely on any other of them:

         (a) This Agreement and the Arrangement, with or without amendment, shall have been approved at the Meeting in accordance with the Interlocutory Order and the Arrangement shall have otherwise been approved by the requisite majorities of the shares entitled or required to vote thereon as determined by the Court;

         (b) The Final Order and the MRRS Relieving Order shall have been obtained in form and substance satisfactory to the Corporations;

         (c) All other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders and the consents of other securities regulatory authorities under comparable securities legislation of the other provinces of Canada, required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

         (d) There shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

         (e) None of the consents, orders, approvals or assurances contemplated herein or required for the implementation of the Arrangement shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto;

         (f) The number of shares held by dissenting shareholders shall not have exceeded 5% of the then issued and outstanding ADB Shares; and

         (g)      This Agreement shall not have been terminated under Article
                  Six.

SECTION 5.2 CONDITIONS TO OBLIGATIONS OF EACH PARTY: The obligation of each of the Corporations to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by each such Corporation without prejudice to its right to rely on any other condition in favour of such Corporation, that the covenants of the other Corporations hereto to be performed on or before the Effective Date pursuant to the provisions of this Agreement shall have been duly performed by each of them and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the Corporations shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, such time and each Corporation shall have received a certificate, dated the Effective Date, of a senior officer of each other Corporation confirming the same.

SECTION 5.3 MERGER OF CONDITIONS: All conditions set out in Sections 5.1 and 5.2 shall be conclusively deemed to have been satisfied, waived or released on receipt of the filing by the Corporations of articles of arrangement under subsection 183(1) of the OBCA.

                                    ARTICLE 6

                            AMENDMENT AND TERMINATION

SECTION 6.1 AMENDMENT: This Agreement may, at any time and from time to time before and after the holding of the Meeting, but not later than the Effective Date, be amended by written agreement of the Corporations without, subject to applicable law, further notice to or authorization on the part of the shareholders of ADB. Without limiting the generality of the foregoing, any such amendment may:

         (a) Change the time for the performance of any of the obligations or acts of the Corporations;

         (b) Waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or

         (c) Waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of the Corporations,

Provided, notwithstanding the foregoing, Subsection 5.l(a) of this Agreement shall not be amended without the approval of the shareholders of ADB given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court. This Agreement and the Plan of Arrangement may be amended in accordance with the Final Order, but in the event that the terms of the Final Order require any such amendment, the rights of the Corporations under Sections 5.1,5.2 and 6.2 hereof shall remain unaffected.

SECTION 6.2       RIGHTS OF TERMINATION: If any of the conditions contained in
Section 5.1 or 5.2 shall not be fulfilled or performed on or before the Effective Date, either of the Corporations may terminate this Agreement by notice to the other Corporation and in such event such Corporation shall be released from all obligations under this Agreement, all rights of specific performance by any of the Corporations shall terminate and, unless such Corporation can show that the condition or conditions the non-performance of which has caused such Corporation can show that the other Corporation could reasonably have performed such condition or conditions then that Corporation shall not be released from its obligations hereunder and further provided that any of such conditions may be waived in full or in part by either of the Corporations without prejudice to its rights of termination in the event of the non-fulfilment or non-performance of any other condition.

SECTION 6.3 NOTICE OF UNFULFILLED CONDITIONS: If either of the Corporations shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Arrangement or any of the transactions contemplated under this Agreement or the Information Circular because of any unfulfilled or unperformed condition precedent contained in this Agreement on the part of the other Corporation to be fulfilled or performed, such Corporation shall so notify the other Corporation forthwith upon making such determination in order that the other Corporation shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition precedent within a reasonable period of time, but in no event later than October 3 1,2002.

SECTION 6.4 MUTUAL TERMINATION: This Agreement may, at any time before or after the holding of the Meeting, but no later than the Effective Date, be terminated by unanimous agreement of the boards of directors of the Corporations without further action on the part of their respective shareholders and if the Effective Date does not occur on or before October 31, 2002 each of the Corporations may unilaterally terminate this Agreement without further action on the part of its shareholders, which termination will be effective upon a resolution to that effect being passed by the applicable board of directors and notice thereof being given to the other Corporations.

                                    ARTICLE 7

                                     GENERAL

SECTION 7.1 NOTICES: All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy, in each case addressed to as follows:

         (a)      In the case of ADB:

                  6725 Airport Road
                  Suite 201
                  Mississauga, Ontario Canada
                  L4V 1V2

                  Attention: Jeff Lymburner, Chief Executive Officer
                  Telecopier: (905) 672-7514

         (b)      In the case of

                  6725 Airport Road
                  Suite 201
                  Mississauga, Ontario Canada
                  L4V 1V2

                  Attention: John Mackie
                  Telecopier: (905) 672-7514

SECTION 7.2 ASSIGNMENT: No Corporation may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other Corporation.

SECTION 7.3 BINDING EFFECT: This Agreement and the Arrangement shall be binding upon and shall ensure to the benefit of the Corporations and their respective successors and permitted assigns.

SECTION 7.4 WAIVER: Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing and executed by the Corporations granting such waiver or release. Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 6.1 hereof.

SECTION 7.5 GOVERNING LAW: This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract. For the purposes of all legal proceedings this

Agreement will be deemed to have been performed in the Province of Ontario and each of the parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

SECTION 7.6 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

SECTION 7.7 ENTIRE AGREEMENT: This Agreement, together with the agreements and other documents herein or therein referred to, constitutes the entire agreement among the Corporations pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Corporations with respect to the subject matter hereof.

SECTION 7.8       TIME OF ESSENCE: Time is of the essence of this Agreement.

                  WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereinbefore written.

                                       ADB SYSTEMS INTERNATIONAL, INC.

                                       Per: __________________________
                                               Title:
                                               Name:

                                       ADB SYSTEMS INTERNATIONAL LTD.

                                       Per: _________________________
                                               Title:
                                               Name:

                                   EXHIBIT "A"

            TO THE ARRANGEMENT AGREEMENT DATED AS OF THE 23RD DAY OF
                                  AUGUST, 2002

            BETWEEN ADB SYSTEMS INTERNATIONAL INC. AND ADB NEWCO INC.

                  PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE
                       BUSINESS CORPORATIONS ACT (ONTARIO)

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

         (a) "ADB CONVERTIBLE DEBT" means certain secured convertible debt of ADB having an aggregate principal amount of $1,000,000 and evidenced by promissory notes issued in series, namely Series A, Series B, Series C and Series D;

         (b) "ADB OPTIONS" means options in favour of directors, officers, employees and other service providers to purchase ADB Shares as more particularly described in the Information Circular and issued pursuant and subject to the ADB Stock Option Plan;

         (c) "ADB SHARES" means the issued and outstanding common shares of ADB, and common shares of ADB that are allotted pursuant to the Subordinate Notes as the same are constituted on the date hereof;

         (d) "ADB STOCK OPTION PLAN" means the incentive stock option plan adopted by ADB, as amended form time to time, and approved by its shareholders which is in effect at the date hereof and more particularly described in the Information Circular;

         (e) "ADB WARRANTS" means warrants to purchase up to 2,170,100 ADB Shares which are issued and outstanding on the date hereof and are more particularly described in the Information Circular;

         (f) "AGREEMENT" means this arrangement agreement including the exhibits hereto as the same may be supplemented or amended from time to time;

         (g) "ARRANGEMENT" means the arrangement proposed to be effected under the provisions of Section 182 of the OBCA on the terms set out in the Plan of Arrangement;

         (h) "BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory holiday;

         (i) "CHARTER DOCUMENTS" of any corporation means the articles and by-laws of such corporation;

         (j)      "CORPORATION" means ADB and New ADB;

         (k)      "COURT" means the Ontario Superior Court of Justice;

         (l) "EFFECTIVE DATE" means the effective date of the Arrangement pursuant to the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

         (m) "FINAL ORDER" means the final order of the Court approving the Arrangement;

         (n) "INFORMATION CIRCULAR" means the management information circular of ADB to be sent to the shareholders of the ADB in connection with the Meeting;

         (o)      "INTERLOCUTORY ORDER" means the interim order of the Court;

         (p) "MEETING" means the special meeting of the shareholders of the ADB to be held to consider and, if deemed advisable, to approve the Arrangement;

         (q) "NEW ADB CONVERTIBLE DEBT" means convertible secured debt of New ADB to be exchanged for and having the same denomination, terms and conditions as the ADB Convertible Debt;

         (r) "NEW ADB OPTIONS" means options to purchase new New ADB Shares to be exchanged for and having the same terms and conditions as the ADB Options. New ADB Options will be issued pursuant and subject to the ADB New Stock Option Plan;

         (s) "NEW ADB SHARES" means the common shares which New ADB is authorized to issue, as the same are constituted on the date hereof.

         (t) "NEW ADB STOCK OPTION PLAN" means the incentive stock option plan to be adopted by New ADB and having the same terms and conditions as the ADB Stock Option Plan;

         (u) "NEW ADB WARRANTS" means warrants to purchase new ADB newco Shares to be exchanged for and having the same terms and conditions as the ld ADB warrants;

         (v) "OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

         (w) "PERSON" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

         (x) "PLAN OF ARRANGEMENT" means the plan of arrangement attached to this Agreement as Exhibit A, as it may be amended from time to time;

         (y) "SUBORDINATE NOTES" means (i) the convertible secured notes (including but not limited to Series A, Series B and Series C) issued to Stonestreet Limited Partnership by ADB pursuant to a subscription agreement dated as of August 30, 2002; (ii) the convertible secured notes (including but not limited to Series
                  D) issued to Greenwich Growth Fund Ltd. by ADB pursuant to a subscription agreement dated as of August 30, 2002; and (iii) the convertible secured notes issued to subscribers other than Greenwich Growth Fund Ltd. by ADB for an amount not greater than $300,000.

         (z) "SUBSIDIARY" means, with respect to a specified body corporate, a body corporate which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary.

                                    ARTICLE 2

                                 THE ARRANGEMENT

SECTION 2.1 Arrangement Agreement: This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

                                    ARTICLE 3

                                 THE ARRANGEMENT

SECTION 3.1 ARRANGEMENT AND RELATED TRANSACTIONS: The Corporations agree that as at 12:01 am on the Effective Date (the "Effective Time") the following will occur and shall be deemed to occur in the following order on the terms and subject to the conditions contained in this Agreement:

         (a) Each ADB Common Share (other than such shares held by dissenting shareholders) shall be and be deemed to be exchanged with New ADB for the sole consideration of one New ADB Common Share;

         (b) pursuant to a general assignment and assumption agreement, ADB will transfer all of the ADB Assets (as defined in such agreement) to New ADB in part as a return of capital and in part as in consideration of the assumption of ADB Liabilities and

                  New ADB will assume, fulfill and perform all of the ADB Liabilities (as defined in such agreement). The transaction will be approved by the court pursuant to the Bulk Sales Act. Upon such transfer:

                  (i) New ADB shall be liable for the obligations of ADB (including any obligations that may arise under any permit or agreement) under the ADB Liabilities existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time;

                  (ii) any existing cause of action, claim or liability to prosecution of or affecting ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be assumed by New ADB;

                  (iii) New ADB shall be liable for the obligations of ADB to dissenting shareholders, if any;

                  (iv) a civil, criminal or administrative action or proceeding pending by or against ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be continued to be prosecuted by or against New ADB;

                  (v) a conviction against ADB immediately before the Effective Time may be enforced against New ADB or a ruling, order or judgment in favour of or against ADB existing immediately before the Effective Time or that arises after the Effective Time in respect of facts or circumstances in existence immediately prior to the Effective Time shall be enforced by or against New ADB;

                  (vi) the registered office of New ADB shall be located in Mississauga, Ontario;

                  (vii) the articles of New ADB shall be substantively the same as the articles of ADB;

                  (viii) the number of directors of New ADB shall be a minimum of 3 and a maximum of 15, the actual number of directors within the minimum and maximum number to be determined from time to time by resolution of the directors of New ADB;

                  (ix) the initial directors of New ADB shall be nominees of ADB until their respective successors have been duly elected or appointed; and

                  (x) the initial by-laws of New ADB shall be the by-laws of ADB in effect immediately before the Effective Time, to be supplemented, amended or repealed in accordance with the provisions of the Act relating to the making, amending and repealing of by-laws;

         (c)      New ADB shall have adopted the New ADB Stock Option Plan;

         (d) each ADB Option, whether vested or not vested, outstanding on the Effective Date shall be exchanged at the Effective Time for a New ADB Option having the same terms and conditions and subject to the New ADB Stock Option Plan. The obligations of ADB under the ADB Stock Option Plan shall thereafter terminate;

         (e) each ADB Warrant, whether vested or not vested, outstanding immediately prior to the Effective Date shall be exchanged for an New ADB Warrant having the same terms and conditions following which the ADB Warrants shall be null and void;

         (f) the ADB Convertible Debt outstanding immediately prior to the Effective Time shall be exchanged for New ADB Convertible Debt having the same terms and conditions following which the ADB Convertible Debt shall be null and void; and

         (g) the articles of amalgamation of ADB shall be amended as follows:

                  (i) to change the name of ADB to Bid.Com International Ltd. or such other name as may be permitted under the OBCA;

                  (ii) to delete the authorized Preference Shares (as defined in such articles), the terms and conditions attaching to such Preference Shares and the restrictions on transfer of such Preference Shares; and

                  (iii) to add transfer restrictions and limits on the number of shareholders.

                                    ARTICLE 4

                               SHARE CERTIFICATES

SECTION 4.1 SHARE CERTIFICATES: Following the Effective Date, certificates representing New ADB Shares to which each holder of ADB Shares is entitled will be forwarded to each holder of New ADB Shares as soon as practicable and will be registered in the same manner as such shareholder's ADB Shares are registered immediately prior to the Effective Date. Certificates representing ADB Shares held by each holder of ADB Shares issued and outstanding immediately prior to the Effective Date shall thereafter represent the New ADB Shares held by such holder immediately following the Effective Date.

                                    ARTICLE 5

                                RIGHTS OF DISSENT

SECTION 5.1 RIGHTS OF DISSENT: Holders of ADB Shares may exercise rights of dissent pursuant to and in the manner set forth in Section 185 of the OBCA and this section 5.1 in connection with the Arrangement and holders who duly exercise such right of dissent and who:

         (a) are ultimately entitled to be paid fair value for their ADB Shares, shall be deemed to have transferred their ADB Shares to ADB for cancellation at the Effective Date of the Arrangement; or

         (b) for any reason, are ultimately not entitled to be paid fair value for their ADB Shares, shall (unless clause 29(b) of section 185 of the OBC applies) be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of ADB Shares as at and from the Effective Date and shall receive New ADB Shares on the basis set forth in section 3.01(a) of this Plan of Arrangement, subject to Article Four hereof, but in no case shall ADB be required to recognize such persons as holding ADB Shares on and after the Effective Date.

                                   EXHIBIT "B"

                               GENERAL CONVEYANCE
                            AND ASSUMPTION AGREEMENT

          THIS AGREEMENT is dated as of the 23(rd) day of August, 2002

B E T W E E N:

                                    ADB SYSTEMS INTERNATIONAL INC., a
                                    corporation incorporated under the laws of the Province of Ontario, having its principal place of business at 6725 Airport Rd., Mississauga, Ontario L4V 1V2 ("ADB")

                                    -and-

                                    ADB SYSTEMS INTERNATIONAL LTD., a
                                    corporation incorporated under the laws of the Province of Ontario, having its principal place of business at 6725 Mississauga, Ontario L4V 1V2 ("New ADB")

BACKGROUND:

                  1. Pursuant to a co-operation agreement dated as of August 23, 2002, among ADB, New ADB and The Brick Warehouse Corporation (the "Co-Operation Agreement"), ADB agreed to assign and transfer to New ADB certain of its assets and New ADB agreed to assume certain of ADB's liabilities.

                  2. Pursuant to a resolution of the board of directors, it was resolved to transfer such assets to new ADB as a return of capital and this agreement is intended to implement such return of capital.

                  3. ADB's G.S.T. registration number is 88676-3960-RT0001 and New ADB will apply for a G.S.T. registration number forthwith.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants contained in this Agreement and for other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), the parties agree as follows:

1. DEFINITIONS - Unless otherwise specifically defined in this Agreement, any capitalized terms used in this Agreement shall have the meanings ascribed to them in the Co-Operation Agreement.

2. TRANSFER OF ASSETS - ADB hereby transfers, conveys, assigns and delivers unto New ADB, its successors and assigns, effective as at the Effective Time, all of ADB's right, title and interest in all of its assets on a going concern basis and including goodwill, except the Bid.Com Assets as described in Schedule "A" hereto. For their respective tax purposes, the parties agree that the fair market value of the assets is as indicated on Schedule "C" hereto. In the event that Canada Customs and Revenue Agency ("CCRA") should take the view, and it should be ultimately determined by CCRA, the Tax Court of Canada or a higher tribunal that the fair market value of the assets is an amount different than an amount set out on Schedule C, then the parties agree to adopt such different amount for purposes of determining their proceeds or cost amounts, as the case may be.

3. TAX - New ADB shall pay all retail sales tax and G.S.T. in respect of the transactions contemplated hereby. ADB and New ADB shall jointly make and New ADB shall file in prescribed form and manner an election pursuant to section 167 of the Excise Tax Act (Canada) in connection with the transfer of assets hereunder. New ADB will indemnify and save harmless ADB from and against all Liabilities incurred by ADB directly or indirectly as a result of ADB not collecting or remitting any tax in respect of the transfer of assets hereunder or as a result of any failure to file the election referred to in the last sentence in a timely fashion.

4. EMPLOYEES - New ADB will offer employment to all employees of ADB on substantially the same terms as they presently enjoy, except in respect of Ken Martin, Craig Martin and Stoney Jiang and will continue to be responsible for and will discharge all Liabilities to such employees for wages, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including vacation pay, whether arising under a written contract of employment or otherwise.

5. ASSUMPTION AND INDEMNIFICATION - New ADB hereby assumes all the ADB liabilities except the Bid.Com Liabilities as described in Schedule B hereto, and undertakes to pay or discharge such liabilities in accordance with their terms. New ADB shall indemnify and hold harmless ADB and its respective Affiliates, officers, directors, shareholders, representatives and agents (collectively the "INDEMNITEES") from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by any other Indemnitee by reason of any indebtedness, obligation or liability of any kind in respect of the liabilities assumed pursuant to this agreement. For purposes of this Agreement, the term, "LOSSES" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, liabilities, losses, damages, interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefore.)

6. RETURN OF CAPITAL - The amount by which the fair market value of the transferred assets exceeds the assumed liabilities shall be paid to New ADB as a return of capital on its shares of ADB.

7. FURTHER ASSURANCES - Upon the request from time to time of New ADB, ADB shall execute all such conveyances, bills of sale, transfers, assignments, notices and other documents and use all reasonable efforts to secure all necessary consents and approvals as, in the reasonable opinion of New ADB, may be necessary to effectively vest title to the assets in New ADB or otherwise to protect or perfect any rights of New ADB in the assets. New ADB shall be responsible for the costs of preparing, executing and registering with all necessary offices of public record any such conveyance, bill of sale, transfer, assignment, notice or other document in respect of the assets.

8. REMEDIES - The rights and remedies conferred under this Agreement are not intended to be exclusive of any other rights or remedies available to either New ADB or ADB in connection with the breach or failure of any of the covenants, warranties, representations or other obligations of the other party given in this Agreement or the Co-Operation Agreement, and nothing contained in this Agreement shall be construed in any manner as restricting or derogating from any other such rights or remedies.

9. CONFLICT - This General Conveyance and Assumption Agreement is executed and delivered pursuant to the Co-operation Agreement, and ADB covenants and agrees with New ADB that this General Conveyance and Assumption Agreement is subject to every agreement, representation, warranty, indemnification, covenant and provision contained in the provisions of the Co-operation Agreement. In the event there is a conflict between the terms and the provisions of this Agreement and the Co-operation Agreement, the terms and provisions of the Co-operation Agreement shall govern.

10. TRUST - ADB hereby declares that, as to any of the ADB assets or interest in any of the ADB assets intended to be hereby transferred, assigned, conveyed and set over to New ADB, and the title to which may not have passed to New ADB by virtue of this Agreement or any transfers or conveyances which may from time to time be executed and delivered in connection with this Agreement, ADB holds such property or interest in trust for New ADB to convey, assign and transfer the same as ADB may from time to time direct. Any Liabilities associated with ADB assets transferred or intended to be transferred hereunder shall be assumed by New ADB even though title to such ADB assets may be held in trust by ADB and New ADB will indemnify and save harmless ADB from and against all such Liabilities.

11. NOTICE - Any notice or other communication (a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

         (a)      delivered by overnight courier service;

         (b) sent by facsimile transmission or other means of electronic communication;

                  in the case of a Notice to New ADB addressed to it at:

                           c/o The Brick Warehouse Corporation
                           16930 - 114 Avenue
                           Edmonton, Alberta
                           T5M 3S2

                           Attention: Ron Tweddle,
                                      Chief Financial Officer

                           Fax No.:   (780) 454-0969
                  with a copy to:

                           McCarthy Tetrault LLP
                           Box 48, Suite 4700
                           Toronto-Dominion Bank Tower
                           Toronto, ON M5K 1E6

                           Attention: Jonathan Grant

                           Fax No.:   (416) 868-0673

                  and in the case of a Notice to ADB, addressed to it at:

                           ADB Systems International Inc.
                           201-6725 Airport Road
                           Mississauga, Ontario
                           L4V lV2

                           Attention: John Mackie

                           Fax No.:   (905) 672-7514

                  with a copy to:

                           Gowling Lafleur Henderson LLP
                           Suite 5800
                           Scotia Plaza
                           Toronto, Ontario
                           M5H 3Z7

                           Attention: David Pamenter

                           Fax No.:   (416) 863-3611

                  Any Notice given or made in accordance with this Section 11 shall be deemed to have been given or made and to have been received on the next Business Day after it was delivered, if delivered as aforesaid.

                  Either party may from time to time change its address for notice by giving Notice to the other party in accordance with the provisions of this Section 11.

12. ASSIGNMENT - Neither ADB or New ADB may assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of the other party. Any purported assignment made by ADB or New ADB without required consent is void and of no effect. No assignment of this Agreement shall relieve either party from any obligation under this Agreement.

13. BINDING ON SUCCESSORS - This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

14. FURTHER ASSURANCES - Each party agrees that upon the written request of the other party, it will do all such acts and execute all such further documents, assignments, and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other party hereto may from time to time reasonably request be done and/or executed as may be reasonably necessary or desirable to give effect to this Agreement.

15. INDEPENDENT CONTRACTORS - It is understood and agreed that in giving effect to this Agreement, no party shall be or be deemed a partners, agent or employee of the other party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the parties. No party shall have the right to enter contracts or pledge the credit of or incur expenses of liabilities on behalf of the other party.

16. WAIVER - A waiver by a party hereto of any its rights hereunder or of the performance by the other party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other party of any of its other obligations hereunder or of the performance by the other party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations waived. No waiver shall be effective or binding upon a party unless the same shall be expressed in writing and executed by the party to be bound.

17. INTERPRETATION - This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the agreement being applied in favour or against either party.

18. AMENDMENT - No amendment of any provision of this Agreement shall be effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by an authorized signing officer of ADB and an authorized signing officer of New ADB.

19. GOVERNING LAW - This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any rights or remedies available under the laws of any jurisdiction where property or assets of either party may be found. Each of the parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

20.      TIME OF THE ESSENCE - Time is of the essence of this Agreement.

21. COUNTERPARTS - This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

                  IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           By: _________________________________
                                               Name:
                                               Title:

                                           ADB SYSTEMS INTERNATIONAL LTD.

                                           By: _________________________________
                                               Name:
                                               Title:

                                  SCHEDULE "A"

                                 BID.COM ASSETS

Old ADB Domain Names (as defined in the Loan Agreement)

Old ADB Trade-Marks (as defined in the Loan Agreement)

All goodwill associated with the Bid.Com Assets and the Bid.Com Liabilities registered user data base for www.bid.com

Employment Agreements with Ken Martin, Craig Martin and Stoney Jiang

Employee Workstations (3 units)

     -    Personal computers: Hewlett Packard, 256 RAM

     -    Monitors

     -    Printer (1): Hewlett Packard 1100

     -    Cellular Phones: Rogers

     -    Desk telephones

     -    Pagers

Office Furniture

     -    One workstation cluster (4 employee stations)

     -    Office chairs

     -    Filing cabinet unit

THE FOLLOWING ITEMS ARE SUBJECT TO A LEASE WITH HEWLETT- PACKARD:

WEB SERVER

     -    Quad CPU Intel Pentium Xeon 500 MHZ (2 MB L2 Cache)

     -    2 GB Ram

     -    Raid Card

     -    2 10/100 NIC's

     -    2x18 Raid 0 HDD

     -    3x18 Raid 5 HDD

     -    Tape Drive

     -    Floppy Drive

     -

DATABASE (2 NODE CLUSTER)

     -    Node Configuration: 2 Units

     -    Dual CPU Intel Pentium Xeon 500 MHZ (2 MB L2 Cache)

     -    1 GB Ram

     -    Raid Card

     -    2 10/100 NIC's

     -    3x18 Raid 5 HDD

     -    Tape Drive

     -    Floppy Drive

     -

     Shared Data Storage (1 Unit)

     -    Raid Disk Array

     -    6x18 GB HDD

Domain Controllers (2 Units)

     -    Dual CPU 500 MHZ

     -    512 MB RAM

     -    Raid Card

     -    1 NIC

     -    3xl8 GB HDD

     -    Tape Backup

THE ITEMS LISTED BELOW ARE NOT INCLUDED IN THE BID.COM ASSETS BUT SHALL BE ADDRESSED AS PART OF THE BUDGET PROCESS CONTEMPLATED BY THE SUPPLY, SERVICES AND LICENSE AGREEMENT BETWEEN ADB, NEW ADB AND THE BRICK WAREHOUSE CORPORATION

Other Software

     -    MS Windows 2000 Server

     -    MS SQL 2000 Server

     -    Verisign secure certificate

     -    SA-FileUP

Other Hardware

     -    Internet Connection: T1 1.5 MB

     -    Router: Cisco 2500/2600 series

     -    Firewall: Cisco Pix 515 or 525 Series

     -    Switch: Cisco/HP/3Com

     -    8 Leased IP addresses

     -    UPS'S

     -    Server Racks

     -    Monitor

     -    Cables

                                   SCHEDULE B

                               BID.COM LIABILITIES

1. Employment obligations under agreements with Ken Martin, Craig Martin and Stoney Jiang.

2. Obligations to be assumed/retained by Bid.Com under cell phone, pager and office phone arrangements for the employees specified in 1. above.

3. Obligations to be assumed/retained by Bid.Com in respect of hardware, software and connectivity arrangements pursuant to the budgetary process contemplated by the Supply, Services and License Agreement between ADB, New ADB and The Brick Warehouse Corporation.

                                  SCHEDULE "C"

                         ADB SYSTEMS INTERNATIONAL INC.

                        MARKET BASED VALUATION ESTIMATES

                                   28/08/2002

                          ADB Systems International Inc
                        Market Based Valuation Estimates
                                   28/08/2002

                                         Estimated Accounting Values   Estimated Tax Values
                                             at August 22, 2002         at August 22, 2002
ASSETS

CURRENT

  Cash                                           $     66,308              $     66,308
  Marketable securities                          $    105,615              $    105,615
  Accounts receivable                            $     35,312              $     35,312
  Intercompany receivable (payable)              $  5,796,667              $  5,796,667
  Deposits and prepaid expenses                  $    207,670              $  1,133,598
                                                 --------------------------------------
                                                 $  6,211,572              $  7,137,500
                                                 $          0
CAPITAL ASSETS - AT COST                         $  3,013,636
  Less accumulated depreciation                  $ (2,680,893)
                                                 --------------------------------------
                                                 $    332,743                 3,332,168

STRATEGIC INVESTMENTS                            $     80,078                 2,806,400
INVESTMENT IN SUBSIDIARIES                       $ (2,581,412)                3,167,190
TRADEMARKS AND INTELLECTUAL PROPERTI             $     27,617                   162,910
                                                 --------------------------------------
TOTAL ASSETS                                     $  4,070,598              $ 16,606,168
                                                 ======================================
LIABILITIES

CURRENT

  Accounts payable                               $    468,663              $    468,663
  Accrued liabilities                            $     23,294              $     23,294
  Current portion of long term capital
  lease                                          $     16,714              $     16,714
  Current portion of deferred revenue            $    107,820              $    107,820
                                                 --------------------------------------
                                                 $    616,491              $    616,491

Minority Interest                                $          0              $          0

SHAREHOLDERS' EQUITY

  Share capital                                  $ 94,516,037              $ 94,516,037
  GE Warrants                                    $  1,348,994                         0
  Non Employee Options                           $    115,967                         0
  Options Issued - Norway Employees              $    575,533                         0
  FTC Account                                    $      8,844                         0
  Deficit - Opening Balance                      $(87,592,746)
  Deficit - Current Year                         $ (5,518,522)
  Total Deficit                                  $(93,111,268)              (78,526,360)
                                                 --------------------------------------
Net Equity                                       $  3,454,107              $ 15,989,677
                                                 --------------------------------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY         $  4,070,598              $ 16,606,168
                                                 ======================================

Outstanding Share Capital at June 30, 2002       $ 41,494,400
Closing Share Price-Aug 22, 2002                         0.12
FMV of ADB Systems

                                                   Estimated FMV
                                                 at August 22, 2002
ASSETS

CURRENT

  Cash                                           $   66,308 FMV=Book Value
  Marketable securities                          $  105,615 FMV=Book Value
  Accounts receivable                            $   35,312 FMV=Book Value
  Intercompany receivable (payable)                       0 FMV of 0, as no subsidiary has the capacity to repay
  Deposits and prepaid expenses                  $   21,514 FMV reflects only amounts recoverable
                                                 ----------
                                                 $  228,749

CAPITAL ASSETS - AT COST
  Less accumulated depreciation
                                                 ----------
                                                    332,743 FMV=Book Value

STRATEGIC INVESTMENTS                            $   80,078 Fair Market Value based on Trading Prices
INVESTMENT IN SUBSIDIARIES                        3,042,415 FMV based book value of assets/liabilities plus
                                                              depreciated value of software since October purchase
TRADEMARKS AND INTELLECTUAL PROPERTI             $1,295,343 FMV-Unallocated residual
                                                 ----------
TOTAL ASSETS                                     $4,979,328
                                                 ==========
LIABILITIES

CURRENT

  Accounts payable                               $  468,663 FMV= Book Value
  Accrued liabilities                            $   23,294 FMV= Book Value
  Current portion of long term capital
  lease                                          $   16,714 FMV= Book Value
  Current portion of deferred revenue            $        0 FMV=0 as no go forward obligation present
                                                 ----------
                                                 $  508,671

Minority Interest                                $        0

SHAREHOLDERS' EQUITY

  Share capital
  GE Warrants
  Non Employee Options
  Options Issued - Norway Employees
  FTC Account
  Deficit - Opening Balance
  Deficit - Current Year
  Total Deficit
                                                 ----------
Net Equity                                       $4,470,657
                                                 ----------
TOTAL LIABILITIES 8 SHAREHOLDERS EQUITY          $4,979,328
                                                 ==========

Outstanding Share Capital at June 30, 2002       $        0
Closing Share Price-Aug 22. 2002
FMV of ADB Systems                               $4,979,328

                 For Discussion Purposes Only. Do Not Distribute

                                   SCHEDULE B

                                 BID.COM ASSETS

          Old ADB Domain Names (as defined in the Loan Agreement)

          Old ADB Trade-Marks (as defined in the Loan Agreement)

          All goodwill associated with the Bid.Com Assets and the Bid.Com Liabilities registered user data base for www.bid.com

          Employment agreements with Ken Martin, Craig Martin and Stoney Jiang

          Employee Workstations (3 units)

     -    Personal computers: Hewlett Packard, 256 RAM

     -    Monitors

     -    Printer (1): Hewlett Packard 1100

     -    Cellular Phones: Rogers

     -    Desk telephones

     -    Pagers

          Office Furniture

     -    One workstation cluster (4 employee stations)

     -    Office chairs

     -    Filing cabinet unit

THE FOLLOWING ITEMS ARE SUBJECT TO A LEASE WITH HEWLETT- PACKARD:

WEB SERVER

     -    Quad CPU Intel Pentium Xeon 500 MHZ (2 MB L2 Cache)

     -    2 GB Ram

     -    Raid Card

     -    2 10/100 NIC's

     -    2x18 Raid 0 HDD

     -    3x18 Raid 5 HDD

     -    Tape Drive

     -    Floppy Drive

     -

DATABASE (2 NODE CLUSTER)

     -    Node Configuration: 2 Units
     -    Dual CPU Intel Pentium Xeon 500 MHZ (2MB L2 Cache)
     -    1GB Ram
     -    Raid Card
     -    2 10/100 NIC's
     -    3x18 Raid 5 HDD
     -    Tape Drive
     -    Floppy Drive
     -

          Shared Data Storage (1 Unit)

     -    Raid Disk Array
     -    6xl8 GB HDD

 Domain Controllers (2 Units)

     -    Dual CPU 500 MHZ
     -    512 MB RAM
     -    Raid Card
     -    1 NIC
     -    3xl8 GB HDD
     -    Tape Backup

THE ITEMS LISTED BELOW ARE NOT INCLUDED IN THE BID.COM ASSETS BUT SHALL BE ADDRESSED AS PART OF THE BUDGET PROCESS CONTEMPLATED BY THE SUPPLY, SERVICES AND LICENSE AGREEMENT BETWEEN ADB, NEW ADB AND THE BRICK

Other Software

     -    MS Windows 2000 Server
     -    MS SQL 2000 Server
     -    Verisign secure certificate
     -    SA-FileUP

Other Hardware

     -    Internet Connection: T1 1.5 MB
     -    Router: Cisco 2500/2600 series
     -    Firewall: Cisco Pix 515 or 525 Series
     -    Switch: Cisco/HP/3Com

                                   SCHEDULE C

                               BID.COM LIABILITIES

                               BID.COM LIABILITIES

1. Employment obligations under agreements with Ken Martin. Craig Martin and Stoney Jiang.

2. Obligations to be assumed/retained by Bid.Com under cell phone, pager and office phone arrangements for the employees specified in 1. above.

3. Obligations to be assumed/retained by Bid.Com in respect of hardware, software and connectivity arrangements pursuant to the budgetary process contemplated by the Supply. Services and License Agreement between ADB, New ADB and The Brick Warehouse Corporation.

                            APPENDIX A TO SCHEDULE A

                          COMPETITOR LIST FOR THE BRICK

Sears

Sears (Canada)

Leon's Furniture

Hudson's Bay Company

Zeller's

Wal-Mart

Wal-Mart Canada

Best Buy

Future Shop

Home Depot

Home Depot Canada

Sleep Country Canada

Visions

A&B Sound

Dufresne Furniture & Appliances

North West Company

Bad Boy Furniture & Appliances

Ikea

Ikea Canada

La-Z-Boy Furniture Galleries

Mattress Mattress

Palliser Rooms

Trail Appliances

AP Wagner

Brault & Martineau

Centre Hi-Fi

Matelas Bon Heur

Radio Shack

2001 audiovideo

McCarthy Tetrault LLP TDO-MCTET2 #3622767 V.3

CompuSmart

Dumoulin

Tangeay

International Stereo

Home & Rural Appliances

furniture.com (virtual space)

E-bay.ca

Amazon.ca

QVC.com

                                   SCHEDULE A

               SOFTWARE RESTRICTIONS, NEW ADB SERVICE DESCRIPTIONS
                            AND MINIMUM REQUIREMENTS

1.0      SOFTWARE RESTRICTIONS

1.1      LICENSE GRANTED TO BID.COM

Subject to the provisions of the Agreement, NEW ADB hereby grants to BID.COM a non-exclusive, perpetual, personal, non-transferable right to use the Software and U.S. Patent Nos. 5,890,138 and 6,266,652 for the on-line sale of Products under, and for the Term of, the Agreement only, which right includes the right to use such Software in the performance of BID.COM's obligations to the THE BRICK pursuant to the Agreement. The right granted in this Section 1.1 specifically excludes, however, any and all rights NEW ADB has or will have under the Patent License Agreement made between Old ADB and NCR Corporation dated April 17th, 2002, including, for certainty, U.S. Patent No. 5,721,906, provided that the Parties acknowledge and agree that it is their intention that Old ADB's benefits under Section 11.2 of the Patent License Agreement shall be afforded to BID.COM.

1.2      USE LIMITATIONS ON SOFTWARE.

         (a) The Retailer and the Supplier understand and acknowledge that this Agreement only permits the Software to be used:

                  (i) in respect of transactions where the buyer's address for delivery is in Canada or the United States of America, as determined pursuant to the registration process for such transactions; and

                  (ii) in connection with transactions involving consumer goods.

         (b) Nothing herein shall be construed as permitting the Retailer any right of resale of the Software. Without limitation to the foregoing, throughout the Term of the Agreement of which this Schedule forms a part, BID.COM and NEW ADB shall not license or sub-license, or permit the licensing or sublicensing of, the right to use the Software for retail sales purposes to a Competitor of THE BRICK. For the purposes of this Section 1.2, "Competitor" means any Person whose principal business to be conducted through Dynamic Seller is comprised of sales at retail of furniture, mattresses, appliances or consumer electronics to customers for delivery in Canada and includes, without limitation the competitors listed in Appendix A to Schedule A. For greater certainty, current customers of NEW ADB exercising their rights under existing agreements or any renewal or replacement agreements are not Competitors. Notwithstanding the foregoing, NEW ADB may license or sub-license, or permit the licensing or sublicensing of, the right to use the Software for retail sales purposes to a Competitor of THE BRICK where such Competitor is not given the right to use the Software for sales at retail of furniture, appliances or consumer electronics to customers for delivery in Canada.

1.3      OWNERSHIP OF SOFTWARE.

         (a) The Supplier and the Retailer acknowledge that, subject to the grant of an interest contemplated by Section 4.1(a) of the Agreement and the license granted pursuant to Section 4.l(b) of the Agreement, NEW ADB retains ownership of the Software, that the Software comprises commercially valuable trade secrets, Confidential Information and proprietary data of NEW ADB, and that no provision of this Agreement shall be construed to convey title in the Software to the Supplier or to the Retailer save and except for the transfer of the interest in the Software to THE BRICK to be granted pursuant to Section 4.l(a) of the Agreement to which this Schedule forms a part.

         (b) Without limitation to any of the restrictions on the rights of the Supplier or the Retailer with respect to the Software, the Supplier and the Retailer each covenant and agree to disclose to NEW ADB any desirable modifications or improvements to the Software or any add-on computer programs or files, application programming interfaces, bug fixes or patches as may come to their attention. All right, title and interest in any of the foregoing that NEW ADB first learns of from the Supplier or the Retailer or creates for either or both of them pursuant to this Agreement, including the Source Materials with respect thereto, shall immediately vest as the property of NEW ADB save and except that they shall be deemed to form part of the Software hereunder which shall be subject to all the terms and provisions of this Agreement with respect to the Software including, for added certainty, Section 1.2 of this Schedule
                  A. Where applicable, the Supplier and/or the Retailer shall cause their employees, agents or consultants to waive any moral rights they may have in such modifications or improvements and shall deliver written evidence thereof to NEW ADB promptly.

         (c) Notwithstanding paragraphs (a) and (b) of this Section 1.3, but subject to Section 3.2 of the Agreement, the Parties acknowledge that THE BRICK shall retain all of its Intellectual Property Rights in the "look and feel" of www.thebrick.com and in all the content provided by it pursuant to Section 3.2 of the Agreement, of which this Schedule forms a part.

2.0      SERVICE DESCRIPTIONS

2.1      IMPLEMENTATION AND CUSTOMIZATION SERVICES.

         (a) NEW ADB will provide all implementation services described in Appendix B to this Schedule A (the "IMPLEMENTATION").

         (b) "ACTIVATION" means the completion by NEW ADB of a production site incorporating the functionality set out in Appendix B to this Schedule A. BID.COM agrees to provide to NEW ADB a written acknowledgment of Activation, upon such functionality being achieved. NEW ADB shall use commercially reasonable efforts to achieve Activation before November 30,2002. In the event BID.COM notifies NEW ADB in writing that it does not accept that Activation has been achieved, it must set out in writing the reasons for its non-acceptance and deliver such reasons to NEW ADB within 2 Business Days after NEW ADB gave it notice of Activation, failing which it shall be deemed to have accepted the Activation. Any dispute over Activation shall be settled amicably by the Project Managers as defined herein, failing which the matter shall be referred to the Presidents of each Party for resolution, failing which the matter shall be referred to arbitration as outlined herein.

                  The scope of and the schedule for the completion of NEW ADB's implementation of a production site and the resulting functionality thereof shall be completed by mutual agreement of the Project Managers, acting reasonably and diligently after the date of this Agreement, in accordance with Appendix B to this Schedule A. NEW ADB shall use its commercially reasonable efforts to achieve the delivery dates to be agreed by the Project Managers pursuant to such Appendix B.

         (c) The Implementation will be conducted by NEW ADB personnel, on dates and times and at such locations as mutually determined by the Parties. The Project Managers will act reasonably and diligently to prepare and mutually agree on a detailed set of procedures and a time line for the completion of acceptance testing of the Implementation in accordance with Appendix B to this Schedule A.

         (d) NEW ADB shall develop and implement all interface requirements reasonably necessary to permit remote electronic transfer by BID.COM of product and transactional information to and from NEW ADB's platform site in accordance with the mutual agreement of the Project Managers pursuant to Appendix B to this Schedule A.

2.2      FEES FOR IMPLEMENTATION AND CUSTOMIZATION SERVICES

         (a) BID.COM shall pay NEW ADB $800 per man day for the Services of NEW ADB pursuant to Section 2.1 of this Schedule A. NEW ADB estimates it will take approximately 57 man days of work to achieve Activation. If Activation is achieved on or before November 15, 2002, BID.Com shall pay NEW ADB an additional $200 per man day that was required to achieve Activation.

2.3      ADDITIONAL SERVICES

         (a) In the event BID.COM wishes to retain NEW ADB for additional consulting, customization or implementation services beyond those described in this Schedule at any time during the Term of the Agreement to which this Schedule forms a part, BID.COM shall provide no less than 15 days prior written notice of each such change order, and the specific details of such additional work must be defined and agreed in writing through a change request in ADB's standard form, signed by all Parties before the commencement of work. NEW ADB shall provide change order services, subject to availability of the relevant NEW ADB personnel, at ADB's Daily Rates, plus expenses (travel, per diem and lodging) if travel is required. ADB's Daily Rate is CDN $1,000 per day for intermediate developers, for senior developers and for Project Managers.

         (b) Nothing herein shall obligate NEW ADB to provide any services in connection with the Software, including without limitation video streaming, specific functionality or customization changes to the Software, or any additional or specific branding requirements, beyond those specified herein. Retailer must contract separately with NEW ADB for any such services, failing which NEW ADB assumes no responsibility for such services.

2.4      TRAINING

         (a) Where appropriate, NEW ADB agrees to provide training, at a site designated by NEW ADB, to up to two (2) employees each of BID.COM and THE BRICK for one full Business Day with respect to remote transfer of product and transactional information to and from NEW ADB's platform site, show production and transaction fulfilment. NEW ADB shall reasonably determine the resources to be made available for such consultation and training, provided that NEW ADB shall use its commercially reasonable efforts to ensure that Retailer and Supplier have sufficient training prior to Activation to conduct transactions through the platform on an ongoing basis. In the event that either Retailer or Supplier determines that more training is necessary, NEW ADB shall provide such training at $800 per day, plus travel, lodging and expenses.

         (b) The training will be conducted by NEW ADB personnel, on dates and times and at such locations as mutually determined by the parties.

2.5      TECHNICAL SUPPORT AND ESCALATION PROCEDURES

         New ADB agrees to provide ongoing technical support for the Sites. It is the general intention of the Parties that this will include:

         (a) Monitoring dedicated circuit to ensure that it is operational at all times.

         (b) Maintain configuration on internet access routers and make changes where necessary.

         (c)      Load balancing.

         (d)      Security monitoring.

         (e) Ensuring HTTPS access to the Supplier for access to program reports;

         however the Parties agree that the Project Managers will work together diligently and reasonably after the Effective Date to determine specifically what ongoing technical support will be provided for the Sites and whether items (a) to (e) above, and/or other items, will be provided.

2.6      SECURITY

         (a) NEW ADB agrees to cooperate with BID.COM in the implementation of security protocols and procedures as they are developed during the term of this Agreement. NEW ADB shall establish reasonable and appropriate security functionality permitting the regulation of access to the Software and the transaction platform. BID.COM shall be responsible for issuing and terminating passwords and/or usernames and verifying the status of authorized users.

         (a) NEW ADB and BID.COM agree to cooperate in the collection and sharing of information about the use of the platform consistent with applicable privacy laws and confidentiality requirements of each Party. NEW ADB will not be required to obtain consents from users of the Sites to the collection, retention, disclosure and use of such user's personal information, which shall be the responsibility and at the sole cost of BID.COM.

3.0      INFRINGING SOFTWARE

NEW ADB agrees that, in the event that during the Term of the Agreement the Software or any portion thereof is held to infringe another person's rights, and use thereof is enjoined during such Term, NEW ADB shall, at its election and expense: (i) procure the right to use the infringing element thereof; (ii) procure the right to an element which performs the same function without any material loss of functionality; or (iii) replace or modify the element thereof so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality, performance or efficiency, provided that NEW ADB shall not be required to take any of the foregoing steps and shall bear no liability with respect to such an infringement that is caused, in whole or in part, by the actions or direction of BID.COM or THE

BRICK, including any content displayed or data processed by the Software that was provided by either of them.

4.0      COVENANTS OF RETAILER AND SUPPLIER

         (a) Without limitation to Section 5.2 of the Agreement to which this Schedule is attached, the Retailer and the Supplier shall not disclose, or permit any of their officers, employees, representatives, or legal advisors to disclose, any information, data, plans or specifications of a confidential nature concerning the Software or the Services, during the Term or at any time thereafter, including, without limiting the generality of the foregoing, any designs, drawings, technical specifications or other such information, service manuals, commercial data or quotations, this Agreement or the terms hereof, to anyone or assist or permit anyone in obtaining knowledge of any part of the Software or the Services other than such as may be necessary for competent operators trained or approved by NEW ADB to utilize the Software as contemplated hereby, or as may be required by law.

         (b) Commencing from Activation, the Retailer and the Supplier, jointly and severally, shall indemnify and hold harmless NEW ADB from and against any and all liabilities, claims and judgments for damage arising out of, or for injury to or death of persons, or damage to property occasioned by the operation or use of the Software by them and shall obtain appropriate comprehensive general liability insurance in this regard naming NEW ADB as an additional insured in form and with limits reasonably acceptable to NEW ADB. The Retailer and the Supplier hereby acknowledge that they are solely responsible for all show production, product placement, collection, customer service, fulfilment and other non-technical aspects of each auction or transaction conducted through the Software.

         (c) The Retailer and the Supplier hereby acknowledge and agree that, during the Term of the Agreement to which this Schedule forms a part, they shall not directly or indirectly solicit, offer employment to, or otherwise attempt to engage the services of any employee of NEW ADB or any Affiliate of NEW ADB, and NEW ADB hereby acknowledges and agrees that, during the Term of the Agreement to which this Schedule forms a part, it shall not directly or indirectly solicit, offer employment to, or otherwise attempt to engage the services of any employee of the Retailer or the Supplier. Nothing in this paragraph shall prevent a Party from soliciting the employment of, or from offering employment to, the other Parties' employees in accordance with the Transaction Documents or through generalized searches for employees through the publication of advertisements or other public announcements that are not specifically targeted at the other Party's employees.

5.0      FORCE MAJEURE

Provided that prompt notice of the delay or failure is given to the other Parties, NEW ADB shall not be liable for delays or failure in their performance or observation of their covenants or obligations under the Agreement to which this Schedule is attached including for certainty this Schedule and any other Schedule thereto, where such delays or failure are beyond its control, respectively, including, but not limited to, delays caused by the Payment System or the Fulfillment System's lack of functionality for any reason, fire, carriers, acts of God, war, insurrection, riot, e-sabotage, spamming or any governmental authority.

                                  SCHEDULE "A"

                                 BID.COM ASSETS

Old ADB Domain Names (as defined in the Loan Agreement)

Old ADB Trade-Marks (as defined in the Loan Agreement)

All goodwill associated with the Bid.Com Assets and the Bid.Com Liabilities registered user data base for www.bid.com

Employment Agreements with Ken Martin, Craig Martin and Stoney Jiang

Employee Workstations (3 units)

     -    Personal computers: Hewlett Packard, 256 RAM

     -    Monitors

     -    Printer (1): Hewlett Packard 1100

     -    Cellular Phones: Rogers

     -    Desk telephones

     -    Pagers

Office Furniture

     -    One workstation cluster (4 employee stations)

     -    Office chairs

     -    Filing cabinet unit

THE FOLLOWING ITEMS ARE SUBJECT TO A LEASE WITH HEWLETT-PACKARD:

WEB SERVER

     -    Quad CPU Intel Pentium Xeon 500 MHZ (2 MB L2 Cache)

     -    2 GB Ram

     -    RaidCard

     -    2 10/100 NIC's

     -    2x18 Raid 0 HDD

     -    3x18 Raid 5 HDD

     -    Tape Drive

     -    Floppy Drive

     -

DATABASE (2 NODE CLUSTER)

     -    Node Configuration: 2 Units

     -    Dual CPU Intel Pentium Xeon 500 MHZ (2 MB L2 Cache)

     -    1 GB Ram

     -    Raid Card

     -    2 10/100 NIC's

     -    3x18 Raid 5 HDD

     -    Tape Drive

     -    Floppy Drive

     -

     Shared Data Storage (1 Unit)

     -    Raid Disk Array

     -    6xl8 GB HDD

Domain Controllers (2 Units)

     -    Dual CPU 500 MHZ

     -    512 MB RAM

     -    Raid Card

     -    1 NIC

     -    3xl8 GB HDD

     -    Tape Backup

THE ITEMS LISTED BELOW ARE NOT INCLUDED IN THE BID.COM ASSETS BUT SHALL BE ADDRESSED AS PART OF THE BUDGET PROCESS CONTEMPLATED BY THE SUPPLY, SERVICES AND LICENSE AGREEMENT BETWEEN ADB, NEW ADB AND THE BRICK WAREHOUSE CORPORATION

Other Software

     -    MS Windows 2000 Server

     -    MS SQL 2000 Server

     -    Verisign secure certificate

     -    SA-FileUP

Other Hardware

     -    Internet Connection: T1 1.5 MB

     -    Router: Cisco 2500/2600 series

     -    Firewall: Cisco Pix 515 or 525 Series

     -    Switch: Cisco/HP/3Com

     -    8 Leased IP addresses

     -    UPS's

     -    Server Racks

     -    Monitor

     -    Cables

                                   SCHEDULE B

                               BID.COM LIABILITIES

1. Employment obligations under agreements with Ken Martin, Craig Martin and Stoney Jiang.

2. Obligations to be assumed/retained by Bid.Com under cell phone, pager and office phone arrangements for the employees specified in 1. above.

3. Obligations to be assumed/retained by Bid.Com in respect of hardware, software and connectivity arrangements pursuant to the budgetary process contemplated by the Supply, Services and License Agreement between ADB, New ADB and The Brick Warehouse Corporation.

                            APPENDIX B TO SCHEDULE A

            SOFTWARE FUNCTIONALITIES, SCOPE OF NEW ADB IMPLEMENTATION SERVICES AND SOFTWARE AND HARDWARE CONNECTIVITY REQUIREMENTS

As soon as reasonably possible after the Effective Date, the Project Managers shall work together diligently and using reasonable commercial efforts to supplement this Appendix by mutual agreement. This Appendix, when fully supplemented, shall set out:

1. the scope of the Implementation services to be provided by NEW ADB and the schedule for completion thereof;

2. Acceptance testing procedures with respect to the Implementation and the Activation;

3. the software and hardware connectivity requirements of each Party for all purposes of the Services including detailed plans as to how such requirements will be fulfilled; and

4.       the functionality to be provided by NEW ADB for the Site,

all subject to and in accordance with the terms and provisions of the Agreement and the Schedules thereto.

The Scope of the Implementation services to be provided by NEW ADB shall include the following, subject to amendment or supplementation by mutual agreement of the Project Managers:

Site Construction

         - Conduct review sessions with Retailer to identify where and how the existing Dyn@mic Seller software meets Retailers' requirements and where enhancements will be required to meet Retailers' unique methods of operation

         - Design, develop, test and deploy the enhanced Dyn@mic Seller as defined above

         - Design, source, test and deploy a computing hardware, operating system, database, and Dyn@mic Seller application software infrastructure capable of supporting Retailer's business processes and volume

Site Operation

         - Provide computer hardware, operating system and database software, Dyn@mic Seller web site application software and communications infrastructure to support the operation of the Sites on an on-going basis

         - Conduct facilities monitoring activities to ensure that the sites are available to Retailer's customers in an uninterrupted manner 24X7, and report on site activity and availability on a periodic basis

         - Provide the necessary repair and remediation services should the sites become unavailable to Retailer's customers

The Project Managers will develop the scope for the functionality of the Site, and supplement this Appendix to reflect the same, based on the following objectives:

Corporate Communication

         - Communicate promotional activities of Supplier's bricks-and-mortar stores

         - Communicate the Supplier's general warranties, policies and procedures, and the special capabilities of the Supplier's specific business units including, but not limited to, Commercial Sales, Consumer Credit, Franchise operations, T.V. and Appliance Service, and Customer Service.

         -        Communicate employment opportunities with the Supplier

         - Communicate other static corporate information regarding the Supplier as required

         - Enable internet users to locate the Supplier's facilities across Canada

         - Enable connections with other third-party sites including the Supplier's vendors and other partners as required

On-line Shopping

         - Display the Supplier's Products' pictures, features and benefits, prices, terms and conditions of sale, availability and purchase instructions

         - Organize the Supplier's Products into a number of flexible hierarchical product groups to enable the Retailer's customers a number of paths to quickly identify Products of interest

         - Enable a site-wide search capability to assist Retailer's internet visitors to directly access product information and/or other material of interest to them

         - Support a number of pricing models for product sale including time-sensitive and geography-specific fixed and auction (a la bid.com) pricing

         - Enable Retailer's customers to build and modify product orders including any number of specific products with the appropriate price

         - Solicit product-specific sale of optional add-on products and services

         - Collect bill-to and ship-to information from Retailer's customers to enable subsequent order fulfillment

         - Display order summary information for Retailer's customer's to enable review of products, pricing, tax and delivery information

         -        Collect credit card information to enable order funding

         - Communicate completed order information to Supplier's Fulfillment System

         - Process delivery or cancellation confirmations from Supplier's fulfillment system

                                   SCHEDULE B

                                NEW ADB SERVICES,
                            SERVICE LEVEL COMMITMENT

1.0      STATEMENT OF INTENT

The purpose of this Schedule is to establish service level objectives, negotiated in good faith, and to provide best in class service to meet the expectations of the end user(s). This Schedule represents a Schedule between THE BRICK (the "Supplier") and BID.COM (the "Retailer") and NEW ADB (the "Service Provider"), describes the responsibilities of the participants named in this Schedule, and outlines the objectives by which attainment is measured.

2.0      CHANGES TO THIS SCHEDULE

This Schedule can be re-negotiated at any time due to changes in business requirements, operating environment, needs of the Supplier and/or the ability of the Retailer and the Service Provider to consistently and satisfactorily meet the objectives. Any Party can initiate renegotiations.

3.0      SYSTEM DESIGN

3.1 The Service Provider agrees that the equipment hosted by the Retailer for the purposes of this Agreement is for the sole use of the Sites and will not be shared with any existing or future clientele.

3.2 The Service Provider agrees to provide the Retailer and the Supplier with 24 hours of notice prior to any change of an externally visible TCPIP address at the hosting facility.

4.0      TECHNICAL SUPPORT PLAN AND ESCALATION PROCEDURES

4.1 The Service Provider agree to provide ongoing Software support for the Sites throughout the Term of the Agreement. The Parties agree that the Project Managers will work together diligently and reasonably after the Effective Date to determine specifically what ongoing Software support will be provided for the Sites.

4.2 The Service Provider will provide ongoing access to consulting talent, with the general intention that such consulting talent relate to:

         (a)      Software Troubleshooting

         (b)      Internal Software audits

         (d)      Software changes and enhancements

         however the Parties agree that the Project Managers will work together diligently and reasonably after the Effective Date to determine more specifically what shall constitute "access" and whether items (a) to
         (d) above, and/or access to other consulting talent, is to be provided.

4.3 NEW ADB shall respond to any report that the Software is failing to operate within normal operating parameters within the time frames set out below. The severity of any particular failure shall be determined by Retailer, acting reasonably, and communicated to the other Parties, based on the following definitions:

                  SEVERITY 1: total inability to use any material part of the Software, resulting in a critical impact on user objectives.

                  SEVERITY 2: ability to use the Software, but user operation is severely restricted.

                  SEVERITY 3: ability to use the Software; failures relate to functions that are not critical to overall user operations.

                  SEVERITY 4: failure has been bypassed or temporarily corrected and is not affecting customer operations.

         The Service Provider shall respond to each of the other Parties within the following time frames:

                  SEVERITY 1: within 2 hours of notification by Retailer

                  SEVERITY 2: within 4 hours of notification by Retailer

                  SEVERITY 3: within 2 Business Days of notification by Retailer

                  SEVERITY 4: within 5 Business Days of notification by Retailer

The Service Provider shall use best efforts to resolve the failure promptly upon response to the other Parties.

                                   SCHEDULE C

                         BID.COM PERFORMANCE COMMITMENT

1.0      STATEMENT OF INTENT

The purpose of this Schedule is to establish performance criteria objectives, negotiated in good faith, and to provide best functionality to meet the expectations of the end user(s). This Schedule represents a Schedule between THE BRICK (the "Supplier") and BID.COM (the "Retailer") and NEW ADB (the "Service Provider"), describes the responsibilities of the participants named this Schedule, and outlines the objectives by which attainment is measured.

2.0      CHANGES TO THIS SCHEDULE

THIS SCHEDULE CAN BE RE-NEGOTIATED AT ANY TIME DUE TO CHANGES IN BUSINESS REQUIREMENTS, OPERATING ENVIRONMENT, NEEDS OF THE SUPPLIER AND/OR THE ABILITY OF THE RETAILER AND THE SERVICE PROVIDER TO CONSISTENTLY AND SATISFACTORILY MEET THE OBJECTIVES. ANY PARTY CAN INITIATE RENEGOTIATIONS.

3.0      SOFTWARE HOSTING

3.1 The Retailer shall host and maintain the Software and the related hardware throughout the Term of this Agreement. The Supplier specifically acknowledges that the Retailer's hosting and maintenance obligations hereunder extend to the Retailer and the Supplier's complete web presence at the Sites and to the hosting and maintenance of the server(s) hosting the same, and that the service level commitments contained herein shall extend to all elements of the Sites.

3.2 The Retailer agrees that the servers, hardware and third party software used to host or service the Software shall be maintained by the Retailer at its sole cost and expense, in accordance with the budgets prepared pursuant to the Agreement.

3.3 The Retailer shall provide monthly reports regarding site activity in such detail and by such means as Supplier may reasonably require.

3.4 The Supplier shall not have any access to the hosting servers, the Software or the facilities in which same are maintained except: (a) Supplier shall have the ability to post and access electronically "real-time" transaction-specific; and (b) Supplier shall have the right, upon reasonable notice and during normal business hours, to have representatives escorted by the Retailer's employees tour the premises where the hosting servers and Software are located to the extent reasonably necessary to ensure the Retailer's compliance with this Agreement.

3.5 The Retailer shall be responsible for input of transaction-specific data into the Software as is necessary for the purposes of this Agreement through such means as specified by the Service Provider from time to time. The Retailer and the Supplier, as the case may be, hereby grant the Service Provider a royalty-free right and license to use and to modify such data as may be necessary in the provision of the Services to be provided by the Service Provider under the Agreement to which this Schedule is attached.

4.0      SERVICE COMMITMENTS

4.1 The Retailer will ensure that the Sites will be available for use 24 hours a day, 7 days per week, excluding periods for Scheduled Maintenance or Emergency Maintenance.

4.2 SCHEDULED MAINTENANCE: The Retailer will ensue that one scheduled maintenance window per week will be available from 3:00 am to 5:00 am ET each Sunday.

4.3 EMERGENCY MAINTENANCE: When emergency maintenance is required, the Retailer will provide the greatest amount of lead-time and arrange, a solution that minimises the impact on the Supplier and the Service Provider.

4.4 AVAILABILITY COMMITMENT: The Sites will be monitored and managed to ensure that the Sites will be available 99.5% of the time, excluding the scheduled maintenance periods.

4.5 RESPONSE TIME COMMITMENT: The Sites and the Software will be monitored and managed to ensure that on a monthly basis, the response time to users will not exceed a level to be agreed on by the Project Managers pursuant to the agreement to be made by them pursuant to paragraph 2.l(b) of Schedule A with respect to the scope and functionality of the production site.

4.6 FILE BACKUP: The Retailer will maintain operative processes that ensure data safekeeping and recovery and will run daily backup of user files and system files necessary for system recovery and send them to secure off site vault storage on a weekly basis

5.0      SYSTEM DESIGN

5.1 The Retailer will agree to provide certain hardware for operation of the Sites as soon as reasonably possible after the Effective Date. The Project Managers shall work together diligently and reasonably to determine the hardware that will be necessary and how it will be provided, and the costs thereof shall be reflected in the budgets to be prepared pursuant to Section 5.5 of the Agreement to which this Schedule forms a part.

5.2 The Retailer agrees to provide and maintain adequate Internet firewalls at the selected hosting facility to ensure security of website against unauthorized attacks and intrusions.

5.3 The Retailer agrees to maintain/upgrade/replace components as necessary to meet all service level expectations outlined in this Schedule and the Agreement.

5.4 The Retailer agrees to the system architecture detailed in Appendix B to Schedule A. The Retailer agrees not to deviate from is design at any time without written consent from the Supplier and the Service Provider.

5.5 The Retailer agrees that the equipment listed above is for the sole use of the Sites and will not be shared with any existing or future clientele.

5.6 The Retailer agrees to provide suitable hosting facilities at its expense for the duration of the Term of the Agreement.

5.7 The Retailer agrees to provide the Supplier access to the system components upon request, provided that the Retailer is given a minimum of 24 hours notice where each of such 24 hours is on a Business Day.

5.8 The Retailer agrees to provide the Supplier with 24 hours of notice prior to any change of an externally visible TCPIP address at the hosting facility.

6.0      DATA INTEGRITY

6.1 The Retailer shall back-up transaction data daily onto tapes at the hosting facility. Tapes to be stored offsite and overwritten every 5th day.

7.0      TECHNICAL SUPPORT PLAN AND ESCALATION PROCEDURES

7.1 The Retailer will provide ongoing access to consulting talent, with the general intention that such consulting talent relate to:

         (a)      Troubleshooting

         (b)      System inquiries

         (c)      Internal audits

         (d) Hardware, infrastructure and/or connectivity changes and enhancements however the Parties agree that the Project Managers will work together diligently and reasonably after the Effective Date to determine more specifically what shall constitute "access" and whether items (a) to
         (d) above, and/or access to other consulting talent, is to be provided.

7.2 Retailer shall respond to any report that the Software or the Sites are failing to operate within normal operating parameters within the time frames set out below. The severity of any particular failure shall be determined by Supplier, acting reasonably, and communicated to the other Parties, based on the following definitions:

                  SEVERITY 1: total inability to use any material part of the Software or the Site, resulting in a critical impact on user objectives.

                  SEVERITY 2: ability to use the Software or the Site, but user operation is severely restricted.

                  SEVERITY 3: ability to use the Software or the Site; failures relate to functions that are not critical to overall user operations.

                  SEVERITY 4: failure has been bypassed or temporarily corrected and is not affecting customer operations.

         The Retailer shall respond to each of the Parties within the following time frames:

                  SEVERITY 1: within 2 hours of notification by Supplier

                  SEVERITY 2: within 4 hours of notification by Supplier

                  SEVERITY 3: within 2 Business Days of notification by Supplier

                  SEVERITY 4: within 5 Business Days of notification by Supplier

In each case the Retailer shall use best efforts to resolve the failure promptly upon response to the other Parties.

                                   SCHEDULE D

                  DYN@MIC SELLER(TM) JOINT OWNERSHIP AGREEMENT

THIS AGREEMENT is made as of the 23rd day of August, 2002 between ADB SYSTEMS INTERNATIONAL INC. ("OLD ADB"), corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, and THE BRICK WAREHOUSE CORPORATION ("THE BRICK"), a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2.

                                    RECITALS

         WHEREAS, OLD ADB is the owner of the DYN@MIC SELLER(TM) proprietary software (the "Software") which enables the completion of on-line retail transactions;

         WHEREAS, OLD ADB, ADB Systems International Inc. ("BID.COM") and THE BRICK have entered into a Supply, Services and License Agreement dated as of August 23rd, 2002 (the "SUPPLY AND SERVICES AGREEMENT"); and

         WHEREAS, OLD ADB wishes to convey to THE BRICK certain rights and grant certain licenses in and to the Software pursuant to the Supply and Services Agreement and subject to the terms and conditions of this Agreement;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.       Defined Terms

         All capitalized terms not otherwise defined herein shall have the meaning attributed thereto in the Supply and Services Agreement.

2.       Assignment and License

         (a) OLD ADB hereby assigns, conveys and transfers irrevocably, perpetually and exclusively to THE BRICK an equal one-half interest as a tenant in common in and to all of OLD ADB's Intellectual Property Rights including, for greater certainty, copyright and all patent rights, if any, whether such patent rights are now in existence or hereafter acquired, in and to the Software solely for use by THE BRICK and its Affiliates for their internal business purposes limited to the on-line sale of Products to buyers with addresses for delivery in the United States of America or Canada only but such assignment, conveyance and transfer specifically excludes any and all rights OLD ADB has under the Patent License Agreement made between it and NCR

Corporation dated April 17th, 2001 (the "PATENT LICENSE AGREEMENT") including, for certainty, U.S. Patent No. 5,721,906 and also excludes any and all Intellectual Property Rights of OLD ADB under U.S. Patent Nos. 5,890,138 and 6,266,652 and, in addition, OLD ADB grants to THE BRICK a royalty-free, irrevocable, perpetual, worldwide license to use the Software and all of OLD ADB's Intellectual Property Rights therein, including for greater certainty all copyrights, patent rights (whether such patent rights are now existing or hereafter acquired) and trade secrets, including the right to copy, prepare derivative works, modify, adapt and combine the Software, for use by THE BRICK and its affiliates for the aforesaid use only, subject to the terms and conditions of this Agreement, including any and all Intellectual Property Rights of OLD ADB under U.S. Patent Nos. 5,890,138 and 6,266,652 but excluding any and all rights OLD ADB has under the Patent License Agreement including, for certainty, U.S. Patent No. 5,721,906, but provided that the Parties acknowledge and agree that it is their intention that OLD ADB's benefits under Section 11.2 of the Patent License Agreement shall be afforded to THE BRICK; and further provided that OLD ADB hereby reserves for itself an equal interest as tenant in common with THE BRICK in the rights granted to THE BRICK hereunder, whether such rights are now existing or hereafter acquired, in and to the Software and all other Intellectual Property Rights and other property rights in and to the Software, including the right of OLD ADB to use the Software for any purpose it sees fit and the right to license, sub-license, convey and grant security interests in the Software in whole or in part (but subject to the rights of THE BRICK hereunder) to third parties and to keep all royalties and other moneys earned through licensing and sublicensing of the Software; and provided that nothing in the assignments and grants contained herein shall restrict the rights of OLD ADB or its affiliates to use the Software.

         (b) OLD ADB and NEW ADB covenant and agree to assign, convey and transfer irrevocably, perpetually and exclusively to THE BRICK and its Affiliates from time to time, upon reasonable request of THE BRICK, all Intellectual Property Rights in all software, including graphic user interfaces and code created specifically to display the contents of the Site, created by OLD ADB and NEW ADB pursuant to the Supply and Services Agreement with respect to the Site, provided this paragraph 2(b) shall exclude the Software and any Intellectual Property Rights in the Software and, for added certainty, shall exclude any Intellectual Property Rights of OLD ADB that existed prior to the commencement of its Services under the Supply and Service Agreement.

         (c) In addition to the license granted by OLD ADB to THE BRICK pursuant to paragraph 2(a) above, OLD ADB agrees to provide the rights in connection with the Software that it does for its current customers to THE BRICK, in perpetuity, for THE BRICK's purposes limited to the on-line sale of Products to buyers with addresses for delivery in the United States of America or Canada. For greater certainty, this paragraph 2(c) does not constitute a license, sublicense, transfer or assignment of any of the licenses or rights granted to OLD ADB under the Patent License Agreement including, for certainty, U.S. Patent No. 5,721,906, provided that the Parties acknowledge and agree that it is their intention that OLD ADB's benefits under Section 11.2 of the Patent License Agreement shall be afforded to THE BRICK.

3.       Transfer of Source and Executable Code

         (a) Within a reasonable period of time after execution of this Agreement, OLD ADB will deposit an executable version of the Software and related Source Materials to THE BRICK at the address noted above, and from time to time within a reasonable time after request by THE BRICK will deposit compiled versions of the software described in 2(b) hereof and related Source Materials, to THE BRICK at such address, in which THE BRICK shall have the rights provided in Section 2(a) and 2(b) of this Agreement, respectively.

         (b) In this Agreement, "SOURCE MATERIALS" means, in relation to the Software, all materials that would enable a reasonably skilled programmer to compile, debug, and make Improvements to such software in a reasonable manner including: (i) all source code related thereto, reasonably annotated; (ii) all technical and system documentation including specifications, flowcharts, diagrams, business rules, data and database models and structures, and compilation instructions related to such software; (iii) listings by name, version and developer of all third-party compilers, utilities and other software relating to the software, including sufficient information to procure a license, from such developers; (iv) a listing of all relevant equipment necessary to operate the Software (but not any of such equipment itself); and (v) copies, in source and object code form, of all compilers, utilities and other software that are proprietary to the developer that is the owner of software and which are used in relation to the Software.

4.       Representations and Warranties

         OLD ADB represents and warrants that:

         (a) Except as has been disclosed to THE BRICK, OLD ADB has no actual knowledge of any alleged or actual infringement by any version of the Software, of any copyright, patent right, trademark, trade secret or other intellectual property rights of any third party; and

         (b) OLD ADB has the right and authority to assign, convey and transfer an equal undivided interest in and to the Software in accordance with
Section 1, and otherwise enter into this Agreement and perform its obligations hereunder.

5.       Enforcement

         (a) THE BRICK shall promptly bring to the attention of OLD ADB any improper or wrongful use or infringement or suspected or threatened infringement or violation of any Intellectual Property Right in the Software (an "Infringement") which comes to its attention and shall assist OLD ADB, at OLD ADB's expense, in taking all necessary steps to enforce, defend and protect such rights. In the event of an Infringement of any Intellectual Property Right in the Software by a third party, OLD ADB shall decide in its absolute discretion whether and what steps should be taken to prevent or terminate such Infringement including the institution of legal proceedings where necessary and OLD ADB shall notify THE BRICK of any such Infringement and its intended response. OLD ADB shall have sole control over and shall conduct any such actions as it shall deem necessary and THE BRICK shall, at OLD ADB's expense provide or procure such assistance including the furnishing of documents and information and the execution of all necessary documents to or conducting any legal proceedings as OLD ADB may request to protect and defend such rights.

         (b) Notwithstanding Section 5(a), THE BRICK, with the consent of OLD ADB in writing, which consent will not be unreasonably withheld or delayed, shall have the right, at its expense, to bring a claim, action or other proceeding against third parties alleging infringement of copyright in the Software. OLD ADB will, if desired, be entitled to participate in such claim at its own expense.

6.       Warranty Disclaimer

         EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES AND THE OTHER PARTY RECEIVES NO WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, HEREUNDER AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS OF ANY KIND OR NATURE, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, MERCHANTABLE OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, DURABILITY, TITLE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE ARE HEREBY DISCLAIMED AND EXCLUDED.

7.       Consequential Damages

         WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES, LOSS OF GOODWILL, WORK STOPPAGE, LOST DATA OR COMPUTER HARDWARE OR SOFTWARE DAMAGE, FAILURE OR MALFUNCTION, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

8.       Assignment

         (a) Nothing in this Agreement shall prevent OLD ADB from assigning its interest, in whole or in part, in this Agreement and the subject matter hereof at any time and from time to time. THE BRICK and its Affiliates may not assign this Agreement nor any rights or licenses granted hereby without OLD ADB's written consent, which consent may be withheld by NEW ADB at its sole and unfettered discretion, and any such assignment shall be null and void; provided that, nothing in this subsection 8(a) shall be construed as prohibiting any assignment of this Agreement by THE BRICK without the consent of OLD ADB if such assignment is part of a sale of substantially all of the assets of, or a majority interest in the voting shares of, THE BRICK, or the merger or amalgamation of THE BRICK with any entity.

         (b) Subject to paragraph 8(a) above, this Agreement shall ensure to the benefit of and be binding upon any successor or assign of each party.

9.       Independent Contractors

         It is understood and agreed that in giving effect to this Agreement, no party shall be or be deemed a partner, agent or employee of the other party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the parties. No party shall have the right to enter contracts or pledge the credit of or incur expenses of liabilities on behalf of the other party.

10.      Further Assurances

         Upon the request from time to time of THE BRICK, OLD ADB shall execute all such conveyances, bills of sale, transfers, assignments, notices and other documents and use all reasonable efforts to secure all necessary consents and approvals as, in the reasonable opinion of THE BRICK, may be necessary to effectively vest title to the interest in the Software granted hereunder in THE BRICK or otherwise to protect or perfect any rights of THE BRICK in the Software. THE BRICK shall be responsible for the costs of preparing, executing and registering with all necessary offices of public record any such conveyance, bill of sale, transfer, assignment, notice or other document in respect of the Software, including OLD ADB's legal and consultant's costs with respect thereto.

11.      Waiver

         A waiver by a party hereto of any its rights hereunder or of the performance by the other party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other party of any of its other obligations hereunder or of the performance by the other party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations waived. No waiver shall be effective or binding upon a party unless the same shall be expressed in writing and executed by the party to be bound.

12.      Interpretation

         This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the agreement being applied in favour or against either party.

13.      Amendment

         No amendment of any provision of this Agreement shall be effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by an authorized signing officer of OLD ADB and an authorized signing officer of THE BRICK.

14.      Governing Law

         This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any rights or remedies available under the laws of any jurisdiction where property or assets of either party may be found. Each of the parties hereby attorns to the jurisdiction of the Courts of the Province of Ontario.

15.      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

16.      Entire Agreement

         This Agreement, and any Schedules and Exhibits attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings, licenses granted, or collateral agreements, expressed, implied or statutory, between the parties related to the subject matter hereof other than as expressly set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Joint Ownership Agreement, with all required authority, this 23rd day of August, 2002.

                                          ADB SYSTEMS INTERNATIONAL LTD.

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                          ADB SYSTEMS INTERNATIONAL INC.

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                          THE BRICK WAREHOUSE CORPORATION

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                          By:
                                              __________________________________
                                              Name:
                                              Title:

                                  SCHEDULE "C"

                         ADB SYSTEMS INTERNATIONAL INC.

                        MARKET BASED VALUATION ESTIMATES

                                   28/08/2002

                          ADB Systems international Inc
                        Market Based Valuation Estimates
                                   28/08/2002

                                          Estimated Accounting Values  Estimated Tax Values
                                               at August 22, 2002       at August 22, 2002
ASSETS

CURRENT

  Cash                                           $     66,308              $     66,308
  Marketable securities                          $    105,615              $    105,615
  Accounts receivable                            $     35,312              $     35,312
  Intercompany receivable (payable)              $  5,796,667              $  5,796,667
  Deposits and prepaid expenses                  $    207,670              $  1,133,598
                                                 --------------------------------------
                                                 $  6,211,572              $  7,137,500
                                                 $          0
CAPITAL ASSETS AT COST                           $  3,013,636
  Less accumulated depreciation                  $ (2,680,893)
                                                 --------------------------------------
                                                 $    332,743                 3,332,168

STRATEGIC INVESTMENTS                            $     80,078                 2,806,400
INVESTMENT IN SUBSIDIARIES                       $ (2,581,412)                3,167,190
TRADEMARKS AND INTELLECTUAL PROPERTI             $     27,617                   162,910
                                                 --------------------------------------
TOTAL ASSETS                                     $  4,070,598              $ 16,606,168
                                                 ======================================
LIABILITIES

CURRENT
  Accounts payable                               $    468,663              $    468,663
  Accrued liabilities                            $     23,294              $     23,294
  Current portion of long term capital
  lease                                          $     16,714              $     16,714
  Current portion of deferred revenue            $    107,820              $    107,820
                                                 --------------------------------------
                                                 $    616,491              $    616,491

Minority Interest                                $          0              $          0

SHAREHOLDERS' EQUITY

  Share capital                                  $ 94,516,037              $ 94,516,037
  GE Warrants                                    $  1,348,994                         0
  Non Employee Options                           $    115,967                         0
  Options Issued - Norway Employees              $    575,533                         0
  FTC Account                                    $      8,844                         0
  Deficit - Opening Balance                      $(87,592,746)
  Deficit - Current Year                         $ (5,518,522)
  Total Deficit                                  $(93,111,268)              (78,526,360)
                                                 --------------------------------------
Net Equity                                       $  3,454,107              $ 15,989,677
                                                 --------------------------------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY         $  4,070,598              $ 16,606,168
                                                 ======================================

Outstanding Share Capital at June
  30, 2002                                       $ 41,494,400
Closing Share Price Aug 22, 2002                         0.12
FMV of ADB Systems

                                                    Estimated FMV
                                                 at August 22, 2002
ASSETS

CURRENT

  Cash                                           $     66,308 FMV=Book Value
  Marketable securities                          $    105,615 FMV=Book Value
  Accounts receivable                            $     35,312 FMV=Book Value
  Intercompany receivable (payable)                         0 FMV of 0 as no subsidiary has the capacity, to repay
  Deposits and prepaid expenses                  $     21,514 FMV reflects only amounts recoverable
                                                 ------------
                                                 $    228,749
CAPITAL ASSETS AT COST
  Less accumulated depreciation
                                                 ------------
                                                      332,743 FMV=Book Value

STRATEGIC INVESTMENTS                            $     80,078 Fair Market Value based on Trading Prices
INVESTMENT IN SUBSIDIARIES                          3,042,415 FMV based book value of assets/liabilities plus depreciated value of software since October purchase
TRADEMARKS AND INTELLECTUAL PROPERTI             $  1,295,343 FMV=Unallocated residual
                                                 ------------
TOTAL ASSETS                                     $  4,979,328
                                                 ============
LIABILITIES

CURRENT
  Accounts payable                               $    468,663 FMV=Book Value
  Accrued liabilities                            $     23,294 FMV=Book Value
  Current portion of long term capital
    lease                                        $     16,714 FMV=Book Value
  Current portion of deferred revenue            $          0 FMV=0 as no go forward obligation present
                                                 ------------
                                                 $    508,671

Minority Interest                                $          0

SHAREHOLDERS' EQUITY

  Share capital
  GE Warrants
  Non Employee Options
  Options Issued - Norway Employees
  FTC Account
  Deficit - Opening Balance
  Deficit - Current Year
  Total Deficit
                                                 ------------
Net Equity                                       $  4,470,657
                                                 ------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY         $  4,979,328
                                                 ============
                                                 $          0
Outstanding Share Capital at June
  30, 2002
Closing Share Price-Aug 22, 2002
FMV of ADB Systems                               $  4,979,328

                                 For Discussion Purposes Only. Do Not Distribute

                                   SCHEDULE D

                               GENERAL CONVEYANCE
                            AND ASSUMPTION AGREEMENT

           THIS AGREEMENT is dated as of the 23rd day of August, 2002

BETWEEN:

                                    ADB SYSTEMS INTERNATIONAL INC., a
                                    corporation incorporated under the laws of the Province of Ontario, having its principal place of business at 6725 Airport Rd., Mississauga, Ontario L4V 1V2 ("ADB")

                                    - and -

                                    ADB SYSTEMS INTERNATIONAL LTD., a
                                    corporation incorporated under the laws of the Province of Ontario, having its principal place of business at 6725 Mississauga, Ontario L4V 1V2 ("New ADB")

BACKGROUND:

                  1. Pursuant to a co-operation agreement dated as of August 23, 2002, among ADB, New ADB and The Brick Warehouse Corporation (the "Co-Operation Agreement"), ADB agreed to assign and transfer to New ADB certain of its assets and New ADB agreed to assume certain of ADB's liabilities.

                  2. Pursuant to a resolution of the board of directors, it was resolved to transfer such assets to new ADB as a return of capital and this agreement is intended to implement such return of capital.

                  3. ADB's G.S.T. registration number is 88676-3960-RT0001 and New ADB will apply for a G.S.T. registration number forthwith.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants contained in this Agreement and for other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), the parties agree as follows:

1. DEFINITIONS - Unless otherwise specifically defined in this Agreement, any capitalized terms used in this Agreement shall have the meanings ascribed to them in the Co-Operation Agreement.

2. TRANSFER OF ASSETS - ADB hereby transfers, conveys, assigns and delivers unto New ADB, its successors and assigns, effective as at the Effective Time, all of ADB's right, title and interest in all of its assets on a going concern basis and including goodwill, except the Bid.Com Assets as described in Schedule "A" hereto. For their respective tax purposes, the parties agree that the fair market value of the assets is as indicated on Schedule "C" hereto. In the event that Canada Customs and Revenue Agency ("CCRA") should take the view, and it should be ultimately determined by CCRA, the Tax Court of Canada or a higher tribunal that the fair market value of the assets is an amount different than an amount set out on Schedule C, then the parties agree to adopt such different amount for purposes of determining their proceeds or cost amounts, as the case may be.

3. TAX - New ADB shall pay all retail sales tax and G.S.T. in respect of the transactions contemplated hereby. ADB and New ADB shall jointly make and New ADB shall file in prescribed form and manner an election pursuant to section 167 of the Excise Tax Act (Canada) in connection with the transfer of assets hereunder. New ADB will indemnify and save harmless ADB from and against all Liabilities incurred by ADB directly or indirectly as a result of ADB not collecting or remitting any tax in respect of the transfer of assets hereunder or as a result of any failure to file the election referred to in the last sentence in a timely fashion.

4. EMPLOYEES - New ADB will offer employment to all employees of ADB on substantially the same terms as they presently enjoy, except in respect of Ken Martin, Craig Martin and Stoney Jiang and will continue to be responsible for and will discharge all Liabilities to such employees for wages, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims, including vacation pay, whether arising under a written contract of employment or otherwise.

5. ASSUMPTION AND INDEMNIFICATION - New ADB hereby assumes all the ADB liabilities except the Bid.Com Liabilities as described in Schedule B hereto, and undertakes to pay or discharge such liabilities in accordance with their terms. New ADB shall indemnify and hold harmless ADB and its respective Affiliates, officers, directors, shareholders, representatives and agents (collectively the "INDEMNITEES") from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by any other Indemnitee by reason of any indebtedness, obligation or liability of any kind in respect of the liabilities assumed pursuant to this agreement. For purposes of this Agreement, the term, "LOSSES" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, liabilities, losses, damages, interest, fines, penalties, costs and expenses (including reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor.)

6. RETURN OF CAPITAL - The amount by which the fair market value of the transferred assets exceeds the assumed liabilities shall be paid to New ADB as a return of capital on its shares of ADB.

7. FURTHER ASSURANCES - Upon the request from time to time of New ADB, ADB shall execute all such conveyances, bills of sale, transfers, assignments, notices and other documents and use all reasonable efforts to secure all necessary consents and approvals as, in the reasonable opinion of New ADB, may be necessary to effectively vest title to the assets in New ADB or otherwise to protect or perfect any rights of New ADB in the assets. New ADB shall be responsible for the costs of preparing, executing and registering with all necessary offices of public record any such conveyance, bill of sale, transfer, assignment, notice or other document in respect of the assets.

8. REMEDIES - The rights and remedies conferred under this Agreement are not intended to be exclusive of any other rights or remedies available to either New ADB or ADB in connection with the breach or failure of any of the covenants, warranties, representations or other obligations of the other party given in this Agreement or the Co-Operation Agreement, and nothing contained in this Agreement shall be construed in any manner as restricting or derogating from any other such rights or remedies.

9. CONFLICT - This General Conveyance and Assumption Agreement is executed and delivered pursuant to the Co-operation Agreement, and ADB covenants and agrees with New ADB that this General Conveyance and Assumption Agreement is subject to every agreement, representation, warranty, indemnification, covenant and provision contained in the provisions of the Co-operation Agreement. In the event there is a conflict between the terms and the provisions of this Agreement and the Co-operation Agreement, the terms and provisions of the Co-operation Agreement shall govern.

10. TRUST - ADB hereby declares that, as to any of the ADB assets or interest in any of the ADB assets intended to be hereby transferred, assigned, conveyed and set over to New ADB, and the title to which may not have passed to New ADB by virtue of this Agreement or any transfers or conveyances which may from time to time be executed and delivered in connection with this Agreement, ADB holds such property or interest in trust for New ADB to convey, assign and transfer the same as ADB may from time to time direct. Any Liabilities associated with ADB assets transferred or intended to be transferred hereunder shall be assumed by New ADB even though title to such ADB assets may be held in trust by ADB and New ADB will indemnify and save harmless ADB from and against all such Liabilities.

11. NOTICE - Any notice or other communication (a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

         (a)      delivered by overnight courier service;

         (b) sent by facsimile transmission or other means of electronic communication;

                  in the case of a Notice to New ADB addressed to it at:

                         c/o The Brick Warehouse Corporation
                         16930 - 114 Avenue
                         Edmonton, Alberta
                         T5M 3S2

                         Attention: Ron Tweddle,
                                    Chief Financial Officer

                         Fax No.:   (780) 454-0969
                  with a copy to:

                         McCarthy Tetrault LLP
                         Box 48, Suite 4700
                         Toronto-Dominion Bank Tower
                         Toronto, ON M5K 1E6

                         Attention: Jonathan Grant

                         Fax No.:   (416) 868-0673

                  and in the case of a Notice to ADB, addressed to it at:

                         ADB Systems International Inc.
                         201-6725 Airport Road
                         Mississauga, Ontario
                         L4V 1V2

                         Attention: John Mackie

                         Fax No.:   (905) 672-7514

                  with a copy to:

                         Gowling Lafleur Henderson LLP
                         Suite 5800
                         Scotia Plaza
                         Toronto, Ontario
                         M5H 3Z7

                         Attention: David Pamenter

                         Fax No.:   (416) 863-3611

                  Any Notice given or made in accordance with this Section 11 shall be deemed to have been given or made and to have been received on the next Business Day after it was delivered, if delivered as aforesaid.

                  Either party may from time to time change its address for notice by giving Notice to the other party in accordance with the provisions of this Section 11.

12. ASSIGNMENT - Neither ADB or New ADB may assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of the other party. Any purported assignment made by ADB or New ADB without required consent is void and of no effect. No assignment of this Agreement shall relieve either party from any obligation under this Agreement.

13. BINDING ON SUCCESSORS - This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

14. FURTHER ASSURANCES - Each party agrees that upon the written request of the other party, it will do all such acts and execute all such further documents, assignments, and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other party hereto may from time to time reasonably request be done and/or executed as may be reasonably necessary or desirable to give effect to this Agreement.

15. INDEPENDENT CONTRACTORS - It is understood and agreed that in giving effect to this Agreement, no party shall be or be deemed a partners, agent or employee of the other party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the parties. No party shall have the right to enter contracts or pledge the credit of or incur expenses of liabilities on behalf of the other party.

16. WAIVER - A waiver by a party hereto of any its rights hereunder or of the performance by the other party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other party of any of its other obligations hereunder or of the performance by the other party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations waived. No waiver shall be effective or binding upon a party unless the same shall be expressed in writing and executed by the party to be bound.

17. INTERPRETATION - This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the agreement being applied in favour or against either party.

18. AMENDMENT - No amendment of any provision of this Agreement shall be effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by an authorized signing officer of ADB and an authorized signing officer of New ADB.

19. GOVERNING LAW - This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract, without prejudice to or limitation of any rights or remedies available under the laws of any jurisdiction where property or assets of either party may be found. Each of the parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

20.      TIME OF THE ESSENCE - Time is of the essence of this Agreement.

21. COUNTERPARTS - This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

                  IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written, above.

                                          ADB SYSTEMS INTERNATIONAL INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                          ADB SYSTEMS INTERNATIONAL LTD.

                                          By: __________________________________
                                              Name:
                                              Title:

                                   SCHEDULE E

                     SUPPLY, SERVICES AND LICENSE AGREEMENT

THIS AGREEMENT is made as of the 23rd day of August, 2002 (the "EFFECTIVE DATE") between ADB SYSTEMS INTERNATIONAL INC. ("BID.COM"), a corporation having its principal place of business at 6725 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2, THE BRICK WAREHOUSE CORPORATION ("THE BRICK"), a corporation having its principal place of business at 16930 - 114 Avenue, Edmonton, Alberta, T5M 3S2, and ADB SYSTEMS INTERNATIONAL LTD. ("NEW ADB"), a corporation having its principal place of business at 6725 AIRPORT ROAD, SUITE 201, Mississauga, Ontario L4V 1V2.

WHEREAS:

1. BID.COM is the registered owner of the url at www.bid.com which is used for the purposes of conducting on-line retail sales, and has skill and expertise in operating on-line retail websites;

2. THE BRICK is Canada's largest volume retailer of home furnishings, mattresses, bedding, appliances, televisions, video recorders, stereo equipment and computers, and presently operates an on-line retail website through www.thebrick.com;

3. BID.COM and THE BRICK wish to combine their respective web resources, to establish a profitable venture which would be mutually beneficial to them;

4. BID.COM wishes to access THE BRICK's supply channel to operate the combined website that will be accessible through each of the respective URLs;

5. NEW ADB (after restructuring) is the owner of the DYN@MIC SELLER(TM) proprietary software, which enables the completion of on-line retail transactions;

6. BID.COM wishes to license the DYN@MIC SELLER(TM) proprietary software for BID.COM's sale of products supplied by THE BRICK, and NEW ADB wishes to license the software to BID.COM for such purpose;

7. BID.COM wishes to have the DYN@MIC SELLER(TM) proprietary software power the combined website;

8. THE BRICK wishes to purchase an interest in the DYN@MIC SELLER(TM) proprietary software to ensure continued availability of the software and BID.COM (prior to Restructuring) wishes to sell an interest in the software to THE BRICK for such purpose.

         NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

1.1      DEFINITIONS.

In this Agreement, unless the context otherwise requires, each capitalized term shall have the meanings indicated below.

"AGREEMENT" means this Supply, Services and License Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof or thereof, "hereof" "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; except where the context specifically requires, "Article" or "Section" means and refers to the specified article or section of this Agreement.

"AFFILIATE" means any entity controlled by, controlling or under common control of a Party.

"BUSINESS DAY" means any day from Monday to Friday inclusive, except statutory or civic holidays observed in Toronto, Ontario or Edmonton, Alberta.

"CONFIDENTIAL INFORMATION" means all information relating to any Party or to such Party's business, products, sales, users, trade secrets, technology or financial position to which access is obtained or granted hereunder, which is treated by the disclosing Party as confidential provided, however, that Confidential Information of the disclosing Party shall not include any data or information which the receiving Party can demonstrate:

         (a) is or becomes publicly available through no fault of the receiving Party;

         (b) is already in the rightful possession of the receiving Party prior to its receipt from another Party;

         (c) is independently developed by the receiving Party, as proven by written documentation;

         (d) is rightfully obtained by the receiving Party from a third party not subject to an obligation of confidentiality;

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         (e)      is disclosed by the Receiving Party with the written consent of the disclosing Party whose information it is; or

         (f) is disclosed by the Receiving Party pursuant to court order or other legal compulsion, provided the receiving Party gives the disclosing Party prompt notice of any such requirement to afford, if possible, the disclosing Party an opportunity to obtain a protective order.

"DISCLOSING PARTY" has the meaning attributed thereto in Section 5.2(a) of this Agreement.

"EFFECTIVE DATE" has the meaning attributed thereto on the face page of this Agreement.

"FULFILLMENT SYSTEM" means THE BRICK's system of software commonly called the "Brick Retail System", warehouses, logistics procedures and know-how, and other assets that establish and maintain its capability to acquire, warehouse and deliver the Products, as currently carried out in its retail business in Canada.

"IMPROVEMENTS" means, in relation to any software, any changes, corrections, modifications, improvements, adaptations, enhancements, and derivative works based upon or derived from, and additions to, such software.

"INTELLECTUAL PROPERTY RIGHTS" means (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trademark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or
(vi) any other statutory provision or common law principle including without limiting the generality of the foregoing, laws protecting confidential information, applicable to this Agreement including trade secret law, which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, renewals, extensions, continuations, continuations-in- part, divisions, re-issues, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing.

"NOTICE" has the meaning attributed thereto in Section 9.1 hereof.

"PARTIES" means BID.COM, THE BRICK and NEW ADB and "PARTY" means any one of them.

"PAYMENT SYSTEM" means THE BRICK's custom point of sale system and its methods, procedures and technology used to fund consumer sales as currently used in its retail business in Canada.

"PERSON" includes an individual, company, corporation, partnership, government or government agency, authority or entity howsoever designated or constituted.

"PRODUCTS" means consumer goods and related accessories as determined by THE BRICK from time to time.

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"PROJECT MANAGER" means an individual officer or employee of a Party holding one of the positions described in Section 5.1.

"RECEIVING PARTY" has the meaning attributed thereto in Section 5.2(a) hereof.

"RESTRUCTURING" has the meaning attributed thereto in the Co-Operation Agreement made among the Parties dated as of the date hereof.

"RETAILER" means BID.COM.

"SCHEDULES" means the following schedules annexed to this Agreement, and such other schedules as the Parties may append by mutual agreement, evidenced by their initialing of same:

         Schedule A - Software Restrictions, NEW ADB Service Descriptions and minimum requirements.

         Schedule B - NEW ADB Services, Service Level Commitment

         Schedule C - BID.COM Services, Performance Criteria

         Schedule D - DYN@MIC SELLER(TM) Joint Ownership Agreement

"SENIOR FINANCIAL EXECUTIVE" means, in the case of THE BRICK, the Senior Vice President and Treasurer of THE BRICK and in the case of BID.COM, the Director of Finance for BID.COM, or their respective appointees.

"SERVICES" means the services to be provided by NEW ADB pursuant to this Agreement.

"SERVICE PROVIDER" means NEW ADB.

"SITES" means the web-sites operated at www.bid.com and www.thebrick.com and "SITE" means either of them.

"SOFTWARE" has the meaning attributed thereto in Section 4.1 of this Agreement.

"SOURCE MATERIALS" means, in relation to any software, all materials that would enable a reasonably skilled programmer to compile, debug, and make Improvements to such software in a reasonable manner including: (a) all source code related thereto, reasonably annotated; (b) all technical and system documentation including specifications, flowcharts, diagrams, business rules, data and database models and structures, and compilation instructions related to such software; (c) listings by name, version and developer of all third-party compilers, utilities and other software relating to the software, including sufficient information to procure a license from such developers; (d) a listing of all relevant equipment necessary to operate the software; and (e) copies, in source and object code form, of all compilers, utilities and other software that are proprietary to the developer that is the owner of software and which are used in relation to the software.

"SUPPLIER" means THE BRICK.

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"TERM" means the term during which this Agreement is in force, as set out in
Section 7.1.

"TRANSACTION DOCUMENTS" has the meaning attributed thereto in the Loan Agreement made among the Parties and dated as of the date hereof. Transaction Documents include, Inter alia, this Agreement and the aforesaid Loan Agreement.

1.2      HEADINGS.

The use of headings in this Agreement is for convenience of reference only and shall not affect its interpretation.

1.3      EXTENDED MEANINGS.

Words expressed in the singular include the plural and vice-versa and words in one gender include all genders.

1.4      ENTIRE AGREEMENT.

The Transaction Documents, and any agreements and other documents to be delivered pursuant to any Transaction Document, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written between the Parties. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Agreement, the Transaction Documents or in the agreements or other documents to be delivered pursuant hereto.

1.5      INVALIDITY.

If in any jurisdiction a provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein, or of such provision in any other jurisdiction shall not be affected or impaired thereby.

1.6      CONSENT.

Wherever any Party is required to obtain consent or approval from another Party, such consent or approval shall not be unreasonably withheld or delayed and shall be obtained in writing or electronically.

1.7      INTERPRETATION.

This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which Party drafted the Agreement being applied in favour or against any Party.

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1.8      CURRENCY.

Unless otherwise specifically provided herein, all amounts expressed or described hereunder are in lawful currency of Canada.

                                   ARTICLE II

                            BID.COM RESPONSIBILITIES

2.1      OPERATION OF SITES

         (a)      BID.COM will continue to operate its website at www.bid.com.

         (b) Immediately upon completion of the Restructuring, THE BRICK will license to BID.COM the www.thebrick.com website for sale of Products supplied by THE BRICK pursuant to a license agreement, the terms of which will be agreed upon by THE BRICK and BID.COM.

         (c) At a time to be agreed upon by the Project Managers, BID.COM will combine the www.bid.com website and the www.thebrick.com website. At the time the Sites are combined, the combined website will be accessible through each of the respective URL's.

         (d) BID.COM will ensure it has the appropriate employees and equipment to operate the Sites in accordance with the terms of this Agreement.

         (e) BID.COM will ensure the performance criteria for the Sites as set out in Schedule C will be met to ensure continued and uninterrupted sale of Product through the Sites. BID.COM shall not be responsible for its failure to comply with these criteria in a timely way or at all, as the case may be, where such performance criteria depend, directly or indirectly, on the functioning of the Fulfillment System and/or the Payment System and where there is delay due to limits on the functionality, or the lack of functioning, of such systems.

2.2      POSTING OF PRODUCTS AND OTHER CONTENT.

BID.COM will list Products for auction and fixed price sales, and post all other content for the Sites received by it from THE BRICK pursuant to Section 3.2 hereof. BID.COM shall create the graphical user interfaces for the Sites through the population of the display templates for the web pages created by NEW ADB.

2.3      TITLE TO PRODUCTS.

BID.COM shall be the retailer of Products sold on the Sites. THE BRICK, as supplier, will deliver Products to BID.COM's customers. BID.COM will acquire title to the Products from THE BRICK immediately before such purchaser accepts delivery thereof. Risk of loss or

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damage shall follow title, and the Parties shall each be responsible for maintaining insurance on Products as they deem appropriate.

2.4      FINANCIAL SETTLEMENT.

When a purchase is made of a Product, BID.COM will process the retail customer's credit card information and receive the order information. Credit card information will be processed by BID.COM using THE BRICK's existing Payment Systems, and order information will link directly into THE BRICK's Fulfillment System.

2.5      SHIPPING AND HANDLING.

BID.COM shall be responsible for paying all third party shipping and handling charges for shipping and handling of Products in fulfillment of customer orders accepted by BID.COM.

2.6      PRODUCT RETURNS.

BID.COM shall be responsible for processing returns of Products to retail customers and shall remit credits and refunds as may be required. Credits and refunds to retail customers' credit cards will be processed by BID.COM using THE BRICK's Payment System.

2.7      TAX REMITTANCES.

BID.COM shall be responsible for collecting and remitting to the proper tax authorities, any tax arising from the sale of Products.

2.8      FINANCIAL RESPONSIBILITIES.

BID.COM shall be responsible for maintaining such books and records with respect to the Sites, for producing such financial statements and for all other bookkeeping with respect to the Sites as would a prudent owner and operator of such commercial web sites in Canada.

2.9      REGISTERED USER DATABASE.

BID.COM shall e-mail those individuals presently in its registered user database and through an "opt-in" procedure shall allow such individuals to become registered users of the Sites. THE BRICK shall e-mail those individuals presently in its registered user database and through an "opt-in" procedure shall allow such individuals to become registered users of the Sites. The registered user database for the Sites, as modified after the "opt in" procedure has been completed, shall be a joint asset of BID.COM and THE BRICK, and the terms and conditions of the Sites shall specify as such. In furtherance of the foregoing, each of BID.COM and THE BRICK hereby grants to the other a perpetual, royalty-free, personal right to use such database for the purposes disclosed to, and consented to by, the individuals that become registered users of the Sites. Each of THE BRICK and BID.COM shall obtain the other's prior approval of the procedures used by it to obtain the consent of the individuals presently in its registered user databases to registration in the database for the Sites. Such prior approval shall also be obtained with respect to the content of the terms communicated to such users for the aforesaid purpose. Each of BID.COM and THE BRICK shall not unreasonably withhold the granting of the aforesaid consents to the other.

2.10     NEW ADB FEES FOR SERVICES

BID.COM will pay all fees for NEW ADB services as provided in Schedule A.

2.11     TRADE-MARKS

The Parties acknowledge and agree that BID.COM will use THE BRICK's name, trademarks, trade names, branding and "look and feel" in developing the graphical user interfaces for the Software. BID.COM shall not make any of the foregoing uses or any other use of THE BRICK's name, trademarks, trade names, branding and "look and feel" in such a way as to significantly harm the goodwill or reputation of THE BRICK and will not alter THE BRICK's trademarks, trade names or branding.

                                   ARTICLE III

                           THE BRICK RESPONSIBILITIES

3.1      PRODUCT SELECTION.

THE BRICK shall make available for sale through the Site the Products and THE BRICK shall advise BID.COM of any minimum price applicable to each such Product in advance of the listing of such Product on the Site. THE BRICK shall assign a Project Manager who shall be responsible for the daily selection and management of Products to be sold through the Site.

3.2      PRODUCT INFORMATION.

THE BRICK shall, at its expense, provide and maintain all content of the Sites that is not otherwise specified herein as to be provided by another Party. The content to be provided by THE BRICK shall include, without limitation, the data required to list Products on the Site including the number of such Products available for sale on the Site, the dates of their availability for sale, a stock keeping unit number for each such Product and any other similar information that is necessary, all in such form and by such means as BID.COM shall advise from time to time. THE BRICK hereby grants to each of BID.COM and to NEW ADB a personal, royalty-free right to use, copy, prepare derivative works from, modify, adapt and combine throughout the Term of this Agreement all content provided by it pursuant to this Section as necessary for the provision of the Services pursuant to, and in accordance with, the terms and provisions of this Agreement.

3.3      CUSTOMER SERVICE.

THE BRICK shall be responsible for all customer relations with retail customers purchasing Products from the Site, except that THE BRICK will refer disputes related to the Sites and related technical issues to BID.COM for resolution.

3.4      ADVERTISING

THE BRICK will identify the Sites in its regularly scheduled media advertising and will encourage customers, in such advertising and by other appropriate marketing vehicles, to visit the Sites and to purchase Products.

3.5      TRADE-MARKS

The Parties acknowledge and agree that THE BRICK will use BID.COM's name, trademarks, trade names, branding and "look and feel" in its advertising and other appropriate communications. THE BRICK shall not make any of the foregoing uses or any other use of BID.COM's name, trademarks, trade names, branding and "look and feel" in such a way as to significantly harm the goodwill or reputation of BID.COM and will not alter BID.COM's trademarks, trade names or branding.

3.6      FINANCIAL SETTLEMENT.

THE BRICK shall remit all monies received on financial settlement through the Payment System with a retail customer to a bank account for BID.COM (the "BID.COM ACCOUNT") at such times as agreed to by the Senior Financial Executives..

3.7      SHIPPING AND HANDLING.

Upon a customer order being entered into THE BRICK's Fulfilment System by BID.COM, THE BRICK shall generate a shipping order, and pick, pack and deliver such Product for shipping. THE BRICK shall confirm all shipments to BID.COM in electronic form within 24 hours of shipment.

3.8      RIGHTS OF USE

         (a) Subject to the provisions of this Agreement, THE BRICK hereby grants to BID.COM a personal, royalty-free right to use the Payment System and the Fulfillment System for the purposes set out in this Agreement throughout the Term of this Agreement.

         (b) Subject to the provisions of this Agreement, THE BRICK hereby grants, and covenants and agrees to grant from time to time throughout the Term of this Agreement as necessary, to each of BID.COM and to NEW ADB a personal, royalty-free right to use, copy, prepare derivative works from, modify, adapt and combine all software, including graphic user interfaces and code created specifically to display the contents of the Site, conveyed and transferred to THE BRICK pursuant to Section 2(b) of Schedule D, for the sole purpose of the performance of obligations as required by them pursuant to this Agreement.

3.9      THE BRICK CHARGES

In consideration of THE BRICK's provision of the services and the supply of Products as set out in Section 3.1 to 3.8(a) hereof, THE BRICK will charge BID.COM, and BID.COM will pay, charges as set by the Brick from time to time. THE BRICK agrees that the charges will be on commercial terms.

                                   ARTICLE IV
                            NEW ADB RESPONSIBILITIES

4.1      GRANT OF RIGHTS

         (a) On the Effective Date, BID.COM will grant certain rights to the use of the most recent version, as of the date hereof, of the DYN@MIC SELLER(TM) software, including all modifications and add-ons created by it pursuant to this Agreement (the "SOFTWARE"), to THE BRICK pursuant to the agreement attached hereto as Schedule D.

         (b) Immediately upon completion of the Restructuring, NEW ADB will grant the licence of the most recent version of the Software to BID.COM as described in Section 1.1 of Schedule A.

4.2      SERVICES

NEW ADB will perform those services specified as being its responsibility in Schedule A to this Agreement, as well as the pertinent Service Provider responsibilities specified in Schedule B and C. Payment for such Services will be as provided in Schedule A. NEW ADB, as the Service Provider, will provide the Services specified in Schedule B as to be provided by it, at the Service levels specified in that Schedule. The Service Provider shall not be responsible for its failure to provide Services, in a timely way or at all, as the case may be, where such Services depend, directly or indirectly, on the functioning of the Fulfillment System and/or the Payment System and where the provision of such Services is delayed due to limits on the functionality, or the lack of functioning, of such systems.

4.3      TRANSITION

Should the computer hardware on which the Software shall operate be physically moved at any time during the Term of this Agreement NEW ADB will cooperate in good faith with, and provide reasonable assistance to, the other Parties hereto in order to help minimize the resulting disruption to the other activities contemplated by this Agreement.

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                                    ARTICLE V
                                 GENERAL MATTERS

5.1      MANAGEMENT AND IMPLEMENTATION.

         (a) NEW ADB shall appoint a Project Manager who shall be responsible for the implementation, management and enforcement of the technical aspects of this Agreement on behalf of NEW ADB, including working with the other Parties to mutually develop a Project Charter and a Design Document, to prepare Progress/Open Issues reports and to achieve first-line resolution of disputes between the Parties regarding the performance or non-performance of their technical obligations under this Agreement. The Project Manager shall be responsible for attending all Project Review Committee meetings and Development Team meetings and shall cooperate with the other Parties' Project Managers in resolving all outstanding issues in a timely manner. Upon such designation, NEW ADB shall concurrently provide the other Parties with details with respect to its Project Manager, including name, work and home address, work and home telephone number, and e-mail address.

         (b) The Retailer and the Supplier shall each appoint a Project Manager from their respective companies. Upon such designations, each of BID.COM and THE BRICK shall concurrently provide the other Parties with details with respect to its Project Manager, including name, work and home address, work and home telephone number, and e-mail address. The Project Managers for the Retailer and the Supplier shall each:

                  (i) work with the other Project Managers to develop a Project Charter, participate in Project Review Committee meetings in order to ensure that all Parties shall have the right to rely upon the instructions and decisions made in the Project Review Committee meetings, and shall be available for the first-line resolution of disputes between the Parties regarding the performance or non-performance of their obligations with respect to the technical aspects of their relationship under this Agreement; and

                  (ii) work with the other Project Managers to develop a Design Document, participate in the Development Team meetings, assist NEW ADB's Project Manager in preparing Progress/Open Issues Reports and shall cooperate in resolving all outstanding issues in a timely manner.

         (c) Each of the Project Managers may, on written notice to the others, delegate his or her responsibilities under this Agreement to one or more individuals and may exercise his or her responsibilities as a member of a committee that includes representatives of the other Parties.

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         (d)      Each Party shall be entitled to replace its Project Manager on notice to the other Parties. In the event that any Party replaces its Project Manager it shall be the responsibility of such Party to ensure an orderly transition and to ensure that the replacement does not adversely affect the timely provision of the Services.

5.2      CONFIDENTIALITY.

         (a) Each Party, on behalf of its advisors, agents, employees and subcontractors (hereinafter in this section, the "RECEIVING PARTY") covenants with the Party that has disclosed Confidential Information to it (hereinafter in this section, the "DISCLOSING PARTY") that it shall keep confidential the Confidential Information of the Disclosing Party to which the Receiving Party obtains access as a consequence of entering into this Agreement and that it will take all reasonable precautions to protect such Confidential Information from any use, disclosure or copying except as expressly authorized by this Agreement. This Section 5.2 shall survive the termination of this Agreement.

         (b) Confidential Information that is provided by the Disclosing Party and all rights in and to such Confidential Information shall remain the property of the Disclosing Party and shall be held by the Receiving Party for the benefit of the Disclosing Party. The Receiving Party shall not, except as permitted by
                  Section 5.2(c), directly or indirectly, use or exploit such Confidential Information or disclose such Confidential Information to any third party, for any purpose unless explicitly permitted by this Agreement or otherwise authorized in writing by the Disclosing Party.

         (c)      The Receiving Party may disclose Confidential Information to:

                  i) such of its directors, officers and employees who need to know such information for the purposes of this Agreement;

                  ii) its professional advisors engaged to advise in connection with the purposes of this Agreement or its potential sources of financing;

                  iii) anyone whom the Disclosing Party has agreed in writing may receive the information;

                  iv) any competent judicial, governmental or regulatory body (including any stock exchange) which requires or can require the Confidential Information to be disclosed; or

                  v) the public where required by any specific, applicable requirement of law or pursuant to the requirements of any securities regulatory body having jurisdiction.

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         (d)      The Receiving Party may only disclose Confidential Information under Clauses 5.2(c)(iv) and 5.2(c)(v) if, insofar as permitted by law, it has:

                  i)       informed the Disclosing Party;

                  ii) obtained legal advice in writing that disclosure is required;

                  iii) advised the recipient of the confidentiality of the information being disclosed; and

                  iv) in the case of disclosure to the public, used its reasonable commercial efforts to agree on the wording of such disclosure with the Disclosing Party.

         (e) The Receiving party may only disclose Confidential Information under Section 5.2(c) to the extent strictly necessary for the purposes of this Agreement.

         (f) The Receiving Party shall inform anyone to whom it is allowed to disclose Confidential Information that the contents are confidential and procure that the recipient complies with this
                  Section 5.2 as if the recipient was also bound by it. If required by the Disclosing Party, the Receiving Party shall make the recipient bound by a Confidentiality Agreement on terms equivalent to this Section 5.2.

         (g) Upon expiry or earlier termination of this Agreement, at the written request of the Disclosing Party, the Receiving Party shall, so far as reasonably practical:

                  i) return all written Confidential Information which has been supplied;

                  ii) destroy or erase all Confidential Information in electronic form or incorporated into other material and procure that anyone to whom the Receiving Party has disclosed Confidential Information also does so; and

                  iii) confirm in writing that the provisions of this Clause have been complied with.

         (h) A violation of any obligation hereunder will result in immediate and irreparable harm and damage. In the event of such violation by a Party hereto, the Party harmed will, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.3      AUDIT RIGHTS.

Each Party shall provide each other Party hereto, its internal auditors and external auditors and regulators, with access to the Party's service locations and such records and documents as may be reasonably required to audit the fees and expenses hereunder. Each Party shall also provide such persons with any assistance that they may reasonably require in connection with such audits.

5.4      PAYMENT TERMS

In respect of all payments to be made by a Party to another Party pursuant to this Agreement:

         (a) all such payments shall be invoiced by the payee Party to the payor Party at a minimum on a monthly basis, setting out the Services and/or expenses in respect of which the invoice relates, and detailing the calculation thereof. The payor Party shall pay the payee Party the amount of each invoice within the terms agreed to between the Parties from time to time;

         (b) any overdue payment hereunder shall accrue interest at the rate of the prime rate of interest quoted by the Royal Bank of Canada for its best commercial customers, from time to time, plus 3% per annum calculated monthly from the date it is due until date of payment;

         (c) the payor Party shall pay all taxes, duties, customs and similar charges respecting the Service fees and other payments to be made by it to another Party, provided that if under local law it may not make such payments, it shall reimburse the payee Party on demand for all such payments made by the payee Party; and

         (d) the amounts due under this Agreement by the Retailer and/or the Supplier shall be paid without any deduction, abatement or setoff except for income taxes required by law to be deducted at source.

5.5      BUDGET

BID.COM Shall formalize, with THE BRICK's input, the draft budget with respect to the revenues, expenses, changes in working capital, investments (including capital expenditures), sources of financing and timing thereof for the initial period commencing September, 2002 and ending December, 2003. Thereafter, the budget will be prepared on at least an annual basis by BID.COM, with THE BRICK's input. The budgets shall include the fees payable by BID.COM to NEW ADB for the implementation and customization Services provided by NEW ADB as contemplated by
Section 2.2 (a) of Schedule A and the charges payable by BID.COM to THE BRICK pursuant to Section 3.9 of this Agreement. The budgets shall also reflect BID.COM's costs of obtaining, hosting and maintaining necessary computer hardware.

5.6      TRADE PRACTICES

Each Party shall conduct its business in relation to this Agreement and any Services provided by them hereunder in a professional manner that will reflect favourably on the good name and reputation of the Sites and the Parties. In particular, each Party shall comply with all applicable national, international and local laws, ordinances, and regulations in its dealings with the other Parties and in performing its obligations under this Agreement and each Party will refrain from engaging in any unfair, or deceptive trade practice, or unethical business practice whatsoever, or any other practice that could unfavourably reflect upon the Sites or the other Parties hereto.

5.7      OTHER RETAIL BUSINESS

         (a) Neither NEW ADB nor BID.COM shall be permitted to enter into any other online retail business where either NEW ADB or BID.COM are the vendor of any products without the prior written consent of THE BRICK. THE BRICK shall not operate another combined website with another retailer without the prior written consent of BID.COM.

         (b) THE BRICK shall be the only supplier of furniture, mattresses, bedding, appliances and consumer electronics for resale by BID.COM.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES

6.1      REPRESENTATIONS AND WARRANTIES.

         (a) Each Party hereby represents and warrants to the others that it is legally constituted and validly existing, in good standing, under the laws of the jurisdiction of its constitution, with adequate power to enter into this Agreement.

         (b) Each Party hereby represents and warrants to the others that all necessary action on the part of such Party has been taken to approve and authorize the execution and delivery of this Agreement, and that this Agreement constitutes a legal and valid agreement binding upon such Party, enforceable in accordance with its terms.

         (c) Each Party represents, warrants and covenants to each other Party that:

                  (1) it is and will be free to enter into, and to fully perform its obligations under this Agreement and that no agreement or understanding with any other person exists or will exist which would interfere with its obligations hereunder;

                  (2) all Intellectual Property used by it in the course of fulfilling its obligations hereunder will not infringe any Intellectual Property Rights or moral rights of any third party;

                  (3) there is no outstanding litigation, arbitration or other dispute to which the Party is a party which if decided unfavourably to the Party could have a material adverse effect on the Party's ability to carry out its obligations hereunder; and

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                  (4)      it shall render all services to be provided by it
                           under this Agreement honestly and in good faith and cause its obligations hereunder to be performed in a professional manner consistent with industry standards and practices by fully trained, qualified and competent personnel who have the appropriate skills and experience to perform the duties assigned to them with the highest possible degree of care, skill, diligence and responsiveness and in any case no less than a reasonable degree of care, skill, diligence and responsiveness.

                  (5) NEW ADB represents and warrants that the Software will meet the functionalities specified in Appendix B to Schedule A.

6.2      INDEMNIFICATION

Each Party will severally, and not jointly, indemnify, defend and save each other Party harmless from and against any and all claims, damages, liabilities, costs and expenses including legal fees in respect of, arising from, or relating to: (a) any breach by such Party of any representation, warranty, provision, covenant or agreement made by such Party herein; (b) any claim or action brought against that other Party to the extent that such claim or action is based on a claim that the use of such indemnifying Party's Intellectual Property or other material, documents or information provided by such Party infringes the Intellectual Property Rights or moral rights of a third party; or (c) any death, personal injury or loss of or damage to property caused by such Party.

6.3      GENERAL LIMITATION ON LIABILITY.

         (a) UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM BREACH OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

         (b) NO PARTY WILL BE LIABLE TO THE ANOTHER PARTY FOR MORE THAN $200,000 IN DAMAGES PURSUANT TO THIS AGREEMENT.

         (c) NOTWITHSTANDING SECTION 6.3(a) AND (b) OF THIS AGREEMENT, THERE WILL BE NO LIMITATION OF LIABILITY FOR ANY PARTY WITH RESPECT TO ANY DAMAGES ARISING AT ANY TIME IF THE DAMAGES ARISE FROM THE INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BELONGING TO A THIRD PARTY.

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6.4      LIMITATION ON REPRESENTATIONS AND WARRANTIES.

Except for those representations and warranties otherwise provided in any Transaction Document, no Party makes any representations or warranties, and there are no conditions, express or implied, in fact or in law, including without limitation, the implied warranties or conditions of merchantable quality and fitness for a particular purpose and those arising by statute or otherwise in law or from a course of dealing or usage of trade.

                                   ARTICLE VII
                             DEFAULT AND TERMINATION

7.1      TERM.

This Agreement shall commence on the Effective Date and shall continue, subject to early termination in accordance with the terms hereof, until the 10th anniversary of the date of execution of this document (the "INITIAL TERM"). Thereafter, the Agreement shall be extended or renewed (any such extension or renewal being a "SUBSEQUENT TERM") only upon mutual agreement of the Parties.

7.2      TERMINATION.

         (a) Each of the following shall constitute an "EVENT OF DEFAULT" for the purposes of this Agreement:

                  (i) if a Party fails to perform any material obligation set forth in this Agreement and such default continues for a period of thirty (30) days after written notice of such failure has been given by a non-defaulting Party to all other Parties; or

                  (ii) if a Party declares bankruptcy or becomes insolvent or if it is put into receivership or a trustee is appointed for the benefit of its creditors or it ceases the operation of its business without a successor acceptable to the remaining Parties.

         (b) Whenever an Event of Default has occurred, the non-defaulting Party may, at its election, terminate this Agreement in writing, in which event the non-defaulting Party shall be entitled to pursue all legal remedies available to it, subject to the terms and conditions hereof.

         (c) In an Event of Default by the Retailer or the Supplier, the non-defaulting Retailer or Supplier shall have the right by written notice to assume all rights and obligations of the defaulting Retailer or Supplier and cure such default, or, if such default is bankruptcy or insolvency, declare a willingness to continue to meet the obligations of the bankrupt or insolvent Retailer or Supplier, in which case the

                  Agreement shall become one between NEW ADB and the solvent Retailer or Supplier.

7.3      SURVIVAL.

The terms of Sections 5.2, 5.3, 5.6, 7.3 and Articles 6 and 8 shall survive any termination or expiry of this Agreement and shall continue in force thereafter for the period contemplated by the Agreement. Other provisions of this Agreement which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to so survive, shall survive termination or expiry of this Agreement until they are satisfied or by their nature expire.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

8.1      DISPUTE RESOLUTION PROCESS.

If any dispute, disagreement, controversy or claim (a "DISPUTE") arises out of or relating to this Agreement including, without limitation, its application, interpretation, performance, breach, termination, enforcement or damages, or remedies arising out of the breach of or non-compliance therewith, the Dispute shall be referred immediately to the senior finance executive for each Party. For the purposes of this Article 9, "senior finance executive" means, in the case of THE BRICK, the Chief Financial Officer of THE BRICK, and in the case of NEW ADB, the President of New ADB and in the case of BID.COM, a Senior Officer of BID.COM. If the Dispute remains unresolved after 10 days of having been referred to such senior executives, then the Parties shall proceed as set out below.

All Disputes and claims arising out of this Agreement shall be finally determined by arbitration to be commenced and conducted in the English language in Toronto, Ontario, Canada in accordance with the rules of the Arbitration Act, 1991 (Ontario) as amended hereby. The Parties agree that:

         (a) the parties shall agree on a single arbitrator (who shall be trained as a professional arbitrator with expertise in commercial and corporate law) within ten (10) days of notice of reference to arbitration, failing which either party may apply to a court of competent jurisdiction in the Province of Ontario to appoint an arbitrator with the foregoing qualifications;

         (b) the arbitration shall be held in private and no person except the Parties and their respective representatives and witnesses shall be present unless authorized by the arbitrator;

         (c) subject to the provisions of this Section 9.1, the Parties will agree, in consultation with the arbitrator, on the rules of the arbitration. Absent such agreement, the arbitrator will be entitled to establish the procedures to be followed, provided that in doing so, the arbitrator shall be guided by the Parties' mutual intention that such procedures should be designed to expedite the proceedings and minimize to the extent practicable the expenses for the Parties;

         (d) the arbitration award shall be final and binding on the Parties and shall not be subject to any appeal (those provisions of the Arbitration Act, 1991 (Ontario) necessary to achieve such result are hereby expressly excluded);

         (e) the costs of the arbitration shall be in the discretion of the arbitrator;

         (f) judgment upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be;

         (g) the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 15 days of the submission of the Dispute to arbitration;

         (h) all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario; and

         (i) the Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

                                   ARTICLE IX
                                     GENERAL

9.1      NOTICE.

Any notice or other communication (a "NOTICE") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

         (a)      delivered by overnight courier service; or

         (b) sent by facsimile transmission and confirmed by prepaid first class mail or overnight courier service.

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

in the case of a Notice to THE BRICK addressed to THE BRICK at:

                  The Brick Warehouse Corporation
                  16930 - 114 Avenue
                  Edmonton, Alberta
                  T5M 3S2

                  Attention: Mr. Ron Tweddle,
                             Chief Financial Officer
                  Fax No.:   780-454-0969

with a copy to:

                  McCarthy Tetrault LLP
                  Box 48, Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto, ON M5K 1E6

                  Attention: Jonathan Grant
                  Fax No.:   416-868-0673

and in the case of a Notice to BID.COM addressed to it at:

                  ADB Systems International Inc.
                  201 - 6725 Airport Road
                  Mississauga, Ontario
                  L4V 1V2

                  Attention: Mr. John Mackie
                             General Counsel
                  Fax No.:   (905) 672-7514

with a copy to:

                  Gowling Lafleur Henderson LLP
                  Suite 5800
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 3Z7

                  Attention: Mr. David Pamenter
                  Fax No.:   (416) 863-3611

and in the case of a Notice to NEW ADB, addressed to it at:

                  ABD Systems International Ltd.

                  201 - 6725 Airport Road
                  Mississauga, Ontario
                  L4V 1V2

                  Attention: Mr. John Mackie
                             General Counsel
                  Fax No.:   (905) 672-7514

with a copy to:

                  Gowling Lafleur Henderson LLP
                  Suite 5800
                  Scotia Plaza
                  Toronto, Ontario
                  M5H 3Z7

                  Attention: Mr. David Pamenter
                  Fax No.:   (416) 863-3611

Any Notice given or made in accordance with this Section 8.1 shall be deemed to have been given or made and to have been received on the Business Day after it was delivered, if delivered as aforesaid.

Either Party may from time to time change its address for notice by giving Notice to other Party in accordance with the provisions of this Section 9.1.

9.2      MERGER, AMALGAMATION AND DISSOLUTION

Except as contemplated by the Restructuring, BID.COM shall not amalgamate, merge, consolidate or otherwise enter into any form of business combination with any other Person. BID.COM shall not liquidate, dissolve, or windup or take any steps or proceedings in connection therewith.

9.3      ASSIGNMENT.

No Party may assign its rights and obligations under this Agreement, in whole or in part, without the prior consent in writing of the other Parties. Any purported assignment by a Party made without required consent is void and of no effect. No assignment of this Agreement by THE BRICK or NEW ADB shall relieve such Party from any obligation under this Agreement. Notwithstanding the foregoing, THE BRICK may, without the prior consent of BID.COM or NEW ADB at any time, assign its rights and obligations under this Agreement to an Affiliate of THE BRICK or to a bona fide purchaser of all or substantially all of THE BRICK'S business. NEW ADB may, without the prior consent of any other Party at any time, assign its rights and obligations under this Agreement to a bona fide purchaser of all or substantially all of NEW ADB's business.

9.4      BINDING ON SUCCESSORS.

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

9.5      FURTHER ASSURANCES.

Each Party agrees that upon the written request of any Party, it will do all such acts and execute all such further documents, assignments, and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other Party hereto may from time to time reasonably request be done and/or executed as may be reasonably necessary or desirable to give effect to this Agreement or as may be requisite to enable them to have the full benefit of all rights and remedies intended to be reserved or created hereby or as may be required under local laws.

9.6      INDEPENDENT CONTRACTORS.

It is understood and agreed that in giving effect to this Agreement, no Party shall be or be deemed a partner, agent or employee of any other Party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the Parties. No Party shall have the right to enter into contracts or pledge the credit of or incur expenses of liabilities on behalf of any other Party.

9.7      WAIVER.

A waiver by a Party hereto of any of its rights hereunder or of the performance by any other Party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the Party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by such other Party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations so waived. No waiver shall be effective or binding upon a Party unless the same shall be expressed in writing and executed by the Party to be bound. Notwithstanding any forbearance or indulgence by any Party, until complete performance of a term or condition, the waiving Party shall be entitled to invoke any remedy available to it under this Agreement or at law.

9.8      COMPLIANCE WITH LAW.

Each Party shall, in the performance of this Agreement, fully comply with, and abide by, all laws, regulations, regulatory rulings or directives, court orders, and decisions of administrative tribunals of competent jurisdiction, that may, in any manner or extent, concern, govern, or affect any Party's respective performance of, and obligations under, this Agreement.

9.9      EFFECTIVE DATE.

This Agreement shall not become a valid and binding contract unless and until each Party has duly executed and delivered this Agreement.

9.10     AMENDMENT.

No amendment of any provision of this Agreement shall be effective unless such amendment is embodied in a written agreement which is: (i) expressly stated to be intended to amend this Agreement; and (ii) executed by an authorized signing officer of each of the Parties. For greater certainty, the parties acknowledge and agree that no representations, warranties, conditions, covenants or other statements or commitments, in each case except for those made pursuant to a Transaction Document, whether made orally, in writing, by course of conduct or otherwise, and whether made prior to the Effective Date of this Agreement or thereafter, shall be binding on either of the parties.

9.11     GOVERNING LAW.

This Agreement shall be governed and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract. Each of the Parties hereby attorns to the jurisdiction of the Courts of the Province of Ontario.

9.12     COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties may adopt any signatures received by a receiving fax machine as original signatures of the Parties.

9.13     SEVERABILITY.

If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written above.

                                           ADB SYSTEMS INTERNATIONAL INC.

                                           By: ______________________________
                                                 (Duly Authorized Officer)

                                           THE BRICK WAREHOUSE CORPORATION

                                           By: ______________________________
                                                 (Duly Authorized Officer)

                                           ADB SYSTEMS INTERNATIONAL LTD.

                                           By: ______________________________
                                                 (Duly Authorized Officer)

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